Exhibit (d)(1)

EXECUTION COPY

Ace Aviation Holdings Inc.

4.25% Convertible Senior Notes due 2035

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Indenture

Dated as of April 6, 2005

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CIBC Mellon Trust Company,

As Trustee

ii

3.15	Right to Pay Put Right Purchase Price in Shares.	49
3.16	Right to Pay Principal Amount of the Securities in Shares.	52
3.17	Securities Purchased in Part.	55
3.18	Compliance with Securities Laws Upon Purchase of Securities.	56
3.19	Purchase of Securities in Open Market.	56
ARTICLE IV CONVERSION
4.1	Conversion Privilege and Conversion Rate.	56
4.2	Conversion Procedure.	59
4.3	Fractional Shares.	61
4.4	Company to Provide Shares.	61
4.5	Adjustment of Conversion Rate.	61
4.6	No Adjustment.	69
4.7	Notice of Adjustment.	70
4.8	Notice of Certain Transactions.	70
4.9	Effect of Reclassification, Consolidation, Amalgamation, Merger or Sale on Conversion Privilege.	71
4.10	Trustee's Disclaimer.	73
4.11	Voluntary Increase.	73
4.12	Payment of Cash in Lieu of Shares.	73
ARTICLE V COVENANTS
5.1	Payment of Securities.	74
5.2	Reporting Requirements.	75
5.3	Compliance Certificates.	76
5.4	Further Instruments and Acts.	76
5.5	Maintenance of Corporate Existence.	76
5.6	Rule 144A Information Requirement.	76
5.7	Stay, Extension and Usury Laws.	76
5.8	Payment of Additional Amounts.	77
5.9	Maintenance of Office or Agency.	79
ARTICLE VI CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE
6.1	Company may Consolidate, Etc., Only on Certain Terms.	79
6.2	Successor Substituted.	80
ARTICLE VII DEFAULT AND REMEDIES
7.1	Events of Default.	80
7.2	Acceleration.	83
7.3	Other Remedies.	83

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7.4	Waiver of Defaults and Events of Default.	83
7.5	Control by Majority.	84
7.6	Limitations on Suits.	84
7.7	Rights of Holders to Receive Payment and to Convert.	84
7.8	Collection Suit by Trustee.	85
7.9	Trustee may File Proofs of Claim.	85
7.10	Priorities.	85
7.11	Appointment of Co-Trustee.	86
ARTICLE VIII TRUSTEE
8.1	Indenture Legislation.	87
8.2	Obligations of Trustee.	87
8.3	Rights of Trustee.	88
8.4	Individual Rights of Trustee.	90
8.5	Trustee's Disclaimer.	90
8.6	Notice of Default or Events of Default.	90
8.7	Compensation and Indemnity.	90
8.8	Replacement of Trustee.	91
8.9	Successor Trustee by Merger, Etc.	92
8.10	Eligibility; Disqualification.	92
ARTICLE IX SATISFACTION AND DISCHARGE OF INDENTURE
9.1	Satisfaction and Discharge of Indenture.	93
9.2	Application of Trust Money.	94
9.3	Repayment to Company.	94
9.4	Reinstatement.	95
ARTICLE X AMENDMENTS; SUPPLEMENTS AND WAIVERS
10.1	Without Consent of Holders.	95
10.2	With Consent of Holders.	96
10.3	Revocation and Effect of Consents.	98
10.4	Notation on or Exchange of Securities.	98
10.5	Trustee to Sign Amendments, Etc.	98
10.6	Effect of Supplemental Indentures.	99
ARTICLE XI MEETINGS OF HOLDERS
11.1	Right to Convene Meetings.	99
11.2	Notices of Meetings.	99
11.3	Chairman.	99
11.4	Quorum.	99

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11.5	Power to Adjourn.	100
11.6	Show of Hands.	100
11.7	Poll.	100
11.8	Voting.	100
11.9	Company and Trustee May Be Represented.	101
11.10	Minutes.	101
11.11	Binding Effect of Resolutions.	101
11.12	Record Date for Vote or Consent of Holders of Securities.	101
11.13	Rules by Trustee, Paying Agent, Registrar and Conversion Agent.	101
ARTICLE XII MISCELLANEOUS
12.1	Notices.	102
12.2	Mail Service Interruption.	103
12.3	Certificate and Opinion as to Conditions Precedent.	103
12.4	Day not a Business Day.	104
12.5	Governing Law.	104
12.6	No Adverse Interpretation of Other Agreements.	104
12.7	No Recourse Against Others.	104
12.8	No Security Interest Created.	104
12.9	Benefits of Indenture.	105
12.10	Successors.	105
12.11	Table of Contents, Headings, Etc.	105
12.12	Choice of Language.	105
12.13	Other Currencies.	105
12.14	Severability.	105
12.15	No Conflict of Interest.	106
12.16	Assignment and Enurement.	106
12.17	Acceptance of Trusts.	106
12.18	Counterparts and Formal Date.	106
EXHIBIT A		A-1

THIS INDENTURE dated as of April 6, 2005 is between ACE Aviation Holdings Inc., a corporation duly organized under the laws of Canada (the “Company”), and CIBC Mellon Trust Company, a trust company organized and existing under the laws of Canada, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Company’s 4.25% Convertible Senior Notes Due 2035.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

1.1	Definitions.

“ACE Articles of Arrangement” means the certificate and articles of arrangement of the Company dated September 30, 2004.

“Affiliate” when used to indicate a relationship with a person or company, has the same meaning as set forth in the Securities Act (Ontario).

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary as in effect from time to time, to the extent applicable to such transfer or exchange.

“Beneficial Ownership” has the same meaning as set forth in the Securities Act (Ontario).

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in Montreal, Québec or Toronto, Ontario.

“Canadian GAAP” means generally accepted accounting principles in Canada as in effect from time to time, including those set out in the Handbook of the Canadian Institute of Chartered Accountants.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of Canada as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information or the schedule called for by footnote 1 and 2 thereof.

"Change of Control" means (i) the acquisition by any Person of Beneficial Ownership, directly or indirectly, through a purchase, merger (except as set forth in clause (ii) below) or other acquisition transaction or series of transactions, of Shares entitling that person to exercise 50% or more of the total voting power of all Shares entitled to vote generally in elections of directors and representing at least 30% of the equity of the Company, other than any acquisition by the Company, any of its subsidiaries or any of its employee benefit plans; or (ii) the Company's amalgamation, consolidation or merger with or into any other Person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company's and the Company's subsidiaries' properties and assets, taken as a whole, to another person, other than any transaction pursuant to which holders of Shares immediately preceding the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares entitled to vote generally in elections of directors of the continuing or surviving Person immediately after the transaction. Notwithstanding anything to the contrary set forth herein, a Change of Control will be deemed not to have occurred if at least 90% of the consideration for the Shares (excluding cash payments for fractional Shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions constituting the Change of Control consists of common shares traded on the TSX, a U.S. national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into such shares; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration.

"Change of Control Effective Date" means the date on which any Change of Control becomes effective.

"Change of Control Repurchase Price" of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Repurchase Date.

"Closing Price" of the Shares on any Trading Day means the weighted average, based on trading volumes, of the reported last sale prices per Voting Share and Variable Voting Share (or, if no last sale prices are reported, the average of the bid and ask prices per Share or, if more than one in either case, the average of the average bid and the average ask prices per Share) on such date reported by the TSX or, if the Voting Shares or Variable Voting Shares are not listed on the TSX, as reported or quoted by the principal securities exchange or market on which the Voting Shares or Variable Voting Shares are listed or quoted, or if no such prices are available, the "Closing Price" per Share shall be the fair value of a Share (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers' Certificate delivered to the Trustee).

"Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

"Conversion Rate" means the rate at which Shares shall be delivered upon conversion, which rate shall be initially 20.8333 Shares for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

"Conversion Reference Period" means:

(i)
for Securities that are converted after the Company has specified a Redemption Date, the ten consecutive Trading Days beginning on the third Trading Day following such Redemption Date (in the case of securities being converted which were previously called for redemption (including a partial redemption), this clause (i) shall only apply to those Securities that are subject to redemption); and

(ii)	in all other instances, the ten consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

"Corporate Trust Office" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at 2001 University Street, Suite 1600, Montreal, Québec, H3A 2A6; Attention: Manager, Fiduciary Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

"CTA" means the Canada Transportation Act and the regulations thereunder, as amended.

"Current Market Price" means the average Closing Price of the Shares for each of the ten consecutive Trading Days ending on the third Trading Day preceding the Redemption Date, Change of Control Repurchase Date, Put Right Purchase Date or Final Maturity Date, as the case may be, approximately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such ten Trading Day period and ending on such Redemption Date, Change of Control Repurchase Date, Put Right Purchase Date or Final Maturity Date, of any events that would result in an adjustment of the Conversion Rate with respect to the Shares.

"Default" means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

"Final Maturity Date" means June 1, 2035.

"Global Security" means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information and schedule called for in footnote 1 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

"Holder" or "Holder of a Security" means the person in whose name a Security is registered on the Registrar's books.

"Indebtedness" means, with respect to any person, without duplication:

(i)
all obligations and other liabilities, contingent or otherwise, of such person for borrowed money (including overdrafts), including all such obligations and other liabilities accruing or incurred after the commencement of any bankruptcy or insolvency proceeding at the rate or on the amount specified in the applicable Indebtedness, in each case, whether or not a claim therefore is allowed, allowable or enforceable in such bankruptcy or insolvency proceeding, or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

(ii)	all obligations of such person evidenced by credit or loan agreements, notes, bonds, debentures or other similar instruments;
(iii)
all obligations and other liabilities, contingent or otherwise, of such person under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) but excluding trade payables arising in the ordinary course of business;

(iv)
all obligations and liabilities, contingent or otherwise, in respect of leases of such person required, in conformity with Canadian GAAP, to be accounted for as capitalized lease obligations on the consolidated balance sheet of such person;

(v)
all obligations of such person under or in respect of interest rate agreements, currency agreements or other swap, cap, floor or collar agreements, hedge agreements, forward contracts or similar instruments or agreements or foreign currency hedge, exchange or purchase or similar instruments or agreements;

(vi)	the present value of the obligations of such person as lessee for net rental payments (excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges to the extent included in such rental payments) during the remaining term of the lease included in any sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended (this present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with Canadian GAAP);

(vii)
all indebtedness referred to in (but not excluded from) the preceding clauses of this definition of other persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on or with respect to property owned by such person, including, without limitation, accounts and contract rights, even though such person has not assumed or become liable for the payment of such indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), and all obligations of such person with respect to receivable securitization facilities;

(viii)	all direct or indirect guarantees or similar arrangements by such person of indebtedness referred to in this definition of any other person; and
(ix)
any and all refinancings, replacements, deferrals, renewals, extensions and refundings of or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in the clauses above.

"Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

"Indenture Legislation" means the provisions, if any, of any statute of Canada or a province thereof, and the respective regulations thereunder, relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of companies issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

"Ineligible Consideration" means any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) which a Holder would otherwise be entitled to receive.

"Initial Purchasers" means RBC Dominion Securities Inc., Merrill Lynch Canada Inc., BMO Nesbitt Burns Inc., CIBC World Markets Inc., Citigroup Global Markets Canada Inc., Deutsche Bank Securities Limited, TD Securities Inc. and Genuity Capital Markets.

"Interest Payment Date" means June 1 and December 1 of each year, commencing December 1, 2005.

"Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Legal Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

"Officers' Certificate" means a certificate signed on behalf of the Company by two Officers; provided, however, that for purposes of Sections 4.9 and 5.3, "Officers' Certificate" means a certificate signed by (a) the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Chief Legal Officer of the Company and (b) one other Officer.

"Opinion of Counsel" means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Original Issue Date" means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

"Person" or "person" means any individual, partnership, limited partnership, association, body corporate, trust, joint venture, trustee, executor, administrator, legal representative, government, regulatory authority, or other entity or any syndicate or group that would be deemed to be a "person" under the Securities Act (Ontario).

"Prospectus" means the final short form prospectus of the Company dated March 30, 2005 relating to the offering of Securities in Canada, in the English and French languages, as it may be amended.

"Public Acquiror Change of Control" means any event constituting a Change of Control that would otherwise require the Company to make a Change of Control Purchase Offer in accordance with Section 3.9, where either (a) the acquirer or (b) if not the acquirer, a direct or indirect Majority-owned subsidiary of the acquirer or (c) if not the acquirer or any direct or indirect Majority-owned subsidiary of the acquirer, a corporation by which the acquirer is directly or indirectly Majority-owned, has a class of common shares traded on the TSX, a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Change of Control, and the acquirer has designated such common shares to serve as the public acquirer shares in the transaction. "Majority-owned" for the purposes of this definition means having Beneficial Ownership of more than 50% of the total voting power of the respective Person's Voting Stock.

"Public Acquiror Shares" means the class of common shares of an entity referred to in section (a), (b), or (c) of the first sentence of the definition of Public Acquiror Change of Control that has been designated to serve as the public acquirer common shares in the transaction.

"Qualified Canadian" means a Canadian for the purposes of the CTA.

"Redemption Date" when used with respect to any Security to be redeemed, means the date fixed by the Company for such redemption pursuant to Section 3.1.

"Redemption Price" when used with respect to any Security to be redeemed, means 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

"Regular Record Date" means, with respect to each Interest Payment Date, the May 15 or November 15 (or on the next Business Day, if such date is not a Business Day), as the case may be, next preceding such Interest Payment Date.

"Regulation S" means Regulation S under the Securities Act.

"Residency Declaration" means a declaration substantially in the form set forth in Exhibit A, or in such other form as is acceptable to the Company or the Trustee, by which a Holder of Securities certifies that such Holder is a Qualified Canadian.

"Restricted Global Security" means a Global Security that is a Restricted Security.

"Restricted Security" means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.

"Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

"Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

"SEC" means the United States Securities and Exchange Commission.

"Securities" means the up to $330,000,000 aggregate principal amount of 4.25% Convertible Senior Notes due 2035, or any of them (each a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

"Share Price" means the price paid per Share in connection with a Change of Control as determined pursuant to Section 4.1(f).

"Shares" means the Variable Voting Shares and/or the Voting Shares, as the context may require, and "Share" means a Variable Voting Share or a Voting Share.

"Subsidiary" means, in relation to the Company, any entity, including a corporation, trust, partnership or limited partnership, which is controlled, directly or indirectly, by the Company.

"Tax Act" means the Income Tax Act (Canada) and the regulations enacted thereunder.

"Trading Day" means a day during which the TSX is open for trading and at least one board lot of each of the Variable Voting Shares and the Voting Shares is traded on the TSX. A "Trading Day" only includes those days that have a scheduled closing time of 4:00 p.m. (Toronto time) or the then standard closing time for regular trading on the TSX.

"Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

"Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

"TSX" means the Toronto Stock Exchange, a division of TSX Inc., through which the senior listing operations of TSX Group Inc. are conducted.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

"Unrestricted Global Security" means a Global Security that is not a Restricted Security.

"U.S. Affiliate" when used to indicate a relationship with a person or company, has the same meaning as set forth in Rule 144(a)(i) under the Securities Act.

"Variable Voting Shares" means the Class A variable voting shares in the capital of the Company, having the rights, privileges, restrictions and conditions set out in the ACE Articles of Arrangement.

"Voting Shares" means the Class B voting shares in the capital of the Company, having the rights, privileges, restrictions and conditions set out in the ACE Articles of Arrangement.

"Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

"Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

1.2	Other Definitions.

Term	Defined in Section
"Agent Members"	2.1
"Additional Amounts"	5.8
"Bankruptcy Law"	7.1
"Canadian Taxes"	5.8
"Change of Control Company Notice"	3.9
"Change of Control Purchase Offer"	3.9
"Change of Control Repurchase Date"	3.9
"Change of Control Repurchase Notice"	3.9
"Company Order"	2.2
"Company Put Right Notice"	3.14

Term	Defined in Section
"Conversion Agent"	2.5
"Conversion Date"	4.2
"CDS"	2.1
"Deemed Interest Period"	2.16
"Depositary"	2.1
"Determination Date"	4.5
"Distributed Securities"	4.5
"Event of Default"	7.1
"Excluded Holder"	5.8
"Excluded Taxes"	5.8
"Expiration Date"	4.5
"Expiration Time"	4.5
"Make Whole Premium"	4.1
"Market Price"	4.5
"Maturity Notice"	3.16
"Notice of Default"	7.1
"Notice of Election"	3.8
"Paying Agent"	2.5
"Primary Registrar"	2.5
"Public Acquisition Notice"	3.9
"Purchased Shares"	4.5
"Purchases"	4.5
"Put Right Purchase Date"	3.14
"Put Right Purchase Notice"	3.14
"Put Right Purchase Price"	3.14
"record date"	4.5
"QIB"	2.1
"Receiver"	7.1
"Redemption Notice"	3.3
"Registrar"	2.5
"Restrictive Legend"	2.14
"Rights"	4.5
"Rights Plan"	4.5
"Share Change of Control Right"	3.13
"Share Maturity Right"	3.16
"Share Put Right"	3.15
"Share Redemption Right"	3.6
"Spinoff Securities"	4.5
"Spinoff Valuation Period"	4.5
"tender offer"	4.5
"tendered Shares"	4.5
"Triggering Distribution"	4.5
"Underwriting Agreement"	2.1

1.3	Rules of Construction.
	(a)	Unless the context otherwise requires:
		(1)	a term has the meaning assigned to it;
		(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with Canadian GAAP;
		(3)	words in the singular include the plural, and words in the plural include the singular;
		(4)	all references to "dollars" and "$" are to lawful money of Canada;
		(5)	provisions apply to successive events and transactions;
		(6)	the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;
		(7)	the masculine gender includes the feminine and the neuter;
		(8)	references to agreements and other instruments include subsequent amendments thereto; and
(9)
all "Article", "Exhibit" and "Section" references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
THE SECURITIES

2.1	Form and Dating.

The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange, automated quotation system or depository rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to an Underwriting Agreement dated March 29, 2005 (the "Underwriting Agreement") among the Company and the Initial Purchasers, in Canada, pursuant to the Prospectus, and, in Canada and elsewhere, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

(a)
Restricted Global Securities. Securities shall be offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the

Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which, on behalf of the purchasers of the Securities represented thereby by the Trustee, shall be deposited with The Canadian Depository for Securities Limited ("CDS", and such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, CDS&Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by notations made on the Global Security by the Trustee, subject in each case to compliance with the Applicable Procedures.

(b)
Unrestricted Global Securities. Securities offered and sold in Canada pursuant to the Prospectus, and, in Canada and elsewhere, in accordance with Regulation S to persons other than QIBs, shall be issued initially in the form of one or more Unrestricted Global Securities, which, on behalf of the purchasers of the Securities represented thereby by the Trustee, shall be deposited with the Depositary, and registered in the name of its nominee, CDS&Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Unrestricted Global Securities may from time to time be increased or decreased by notations made on the Global Security by the Trustee, subject in each case to compliance with the Applicable Procedures.

(c)
Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.14 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(d)
Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(d), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (3) shall bear legends substantially to the following effect:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS&CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS&CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS&CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

2.2	Execution and Authentication.
	(a)	The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $330,000,000, except as provided in Sections 2.8 and 2.9.

(b)
An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

	(c)	If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
(d)
A Security shall not be valid until an authorized signatory of the Trustee by manual or facsimile signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e)
The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $330,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a "Company Order"). The Company Order shall specify the principal amount of Securities to be authenticated, shall provide that all such Securities will, on an aggregate basis, be represented by a Restricted Global Security and an Unrestricted Global Security, and shall further specify the principal amount of Securities to be initially represented by the Restricted Global Security and the Unrestricted Global Security, respectively, and the date on which each original issue of Securities is to be authenticated.

(f)
The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

	(g)	The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

2.3	No Notice of Trusts

Neither the Company nor the Trustee shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Security, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

2.4	Ownership of Securities.
(a)
Unless otherwise required by law, the person in whose name any registered Security is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of, interest, and premium, if any, on such Security and shall be made to such registered Holder.

(b)
Where Securities are registered in more than one name, the principal, interest and premium, if any, from time to time payable in respect thereof may be paid to the order of all such Holders, failing written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid discharge, to the Trustee and to the Company.

(c)
In the case of the death of one or more joint holders of any Security the principal, interest and premium, if any, from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and to the Company.

(d) The Trustee may assume for the purposes of this Indenture that any address of the holder appearing in the register maintained by the Trustee is the Holder’s actual address.
2.5	Registrar, Paying Agent and Conversion Agent.
(a)
The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Cities of Montreal, Toronto, Vancouver, Calgary Winnipeg and Halifax. One of the Registrars (the "Primary Registrar") shall keep a register of the Securities and of their transfer and exchange.

(b)
The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 5.1 and Article IX).

(c)
The Company hereby initially designates the Trustee as Paying Agent, Registrar and Conversion Agent and designates the Corporate Trust Office of the Trustee and the offices of the Trustee in the Cities of Montreal, Toronto, Vancouver, Calgary, Winnipeg and Halifax, which offices at the date of the execution of this Indenture are located at (i) 2001 University Street, Suite 1600, Montreal, Québec, H3A 2A6; (ii) 320 Bay Street, Ground Floor, Toronto, Ontario, M5A 4A6; (iii) 1066 West Hastings Street, Suite 1600, Vancouver, British Columbia, V6E 3X1; (iv) 333-7th Avenue S.W., 600 The Dome Tower, Calgary, Alberta, T2P 2Z1; (v) One Lombard Place, Suite 750, Winnipeg, Manitoba, R3B 0X3; and (vi) 1600 Hollis Street, Suite 406, Halifax, Nova Scoria, B3J 1V7 as the Corporate Trust Offices.

2.6	Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., Toronto time, on each due date of the payment in cash of principal of, or interest on, any Securities, the Company shall deposit a sum sufficient to pay such principal or interest so becoming due. Subject to Section 9.2, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee in writing of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., Toronto time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

In respect to the payment of principal, together with accrued and unpaid interest thereon, the Company may elect to satisfy its obligation to pay such principal and interest, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, in this Indenture.

2.7	Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

2.8	Transfer and Exchange.
(a)
Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.5, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.12, 2.14, 3.7, 3.16, 3.17, 4.2(d) or 10.4.

(b)
Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, (2) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion thereof not to be redeemed), (3) any Securities or portions thereof in respect of which a Change of Control Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased) or (4) any Securities or portions thereof in respect of which a Put Right Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c)
All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d)
Any Registrar appointed pursuant to Section 2.5 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.9	Replacement Securities.
(a)
If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, and the Company, a Registrar and the Trustee receive evidence to their satisfaction of the ownership, destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by each of them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)
If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article III, or converted pursuant to Article IV, the Company in its discretion may, instead of issuing a new Security, pay, redeem, purchase or convert such Security, as the case may be.

(c)
Upon the issuance of any new Securities under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d)
Every new Security issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)
The provisions of this Section 2.9 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

2.10	Outstanding Securities.
(a)
Securities outstanding at any time are all Securities authenticated by the Trustee, except for those cancelled by it, those redeemed or purchased pursuant to Article III, those converted pursuant to Article IV, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.10 as not outstanding.

	(b)	If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding.
(c)
If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Redemption Date, a Change of Control Repurchase Date, a Put Right Purchase Date, or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof, as the case may be) payable on that date, then on and after such Redemption Date, Change of Control Repurchase Date, Put Right Purchase Date, or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest on them shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision thereof satisfactory to the Trustee has been made.

	(d)	Any Securities issued pursuant to this Indenture shall be cancelled by the Company upon their purchase, redemption or conversion.
2.11	Concurrence in any Notice, Direction, Waiver or Consent.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

2.12	Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

2.13	Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the cancelled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date pursuant to Article III shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article IV.

2.14	Legend; Additional Transfer and Exchange Requirements.
(a)
A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.14.

	(b)	Upon the transfer, exchange or replacement of Securities not bearing the Restrictive Legend, the Registrar shall deliver Securities that do not bear the Restrictive Legend.
(c)
Subject to Section 2.14(a), every Restricted Security shall be subject to the restrictions on transfer provided in the following legend (the "Restrictive Legend") until after the later of (i) the second anniversary after the later of the last Original Issue Date (which would include the exercise of the over-allotment option) and the last date on which the Company or any U.S.

Affiliate was the owner of such Security (or any predecessor of the Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder, and (ii) such later date, if any, as may be required by applicable law.

THIS SECURITY AND THE SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIROR

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2)
AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF (WHICH WOULD INCLUDE THE EXERCISE OF THE OVERALLOTMENT OPTION) AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

	(A)	TO THE CORPORATION OR ANY SUBSIDIARY THEREOF;
	(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE U.S. SECURITIES ACT;
	(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT;
	(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; OR
	(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE

REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

FOR ANY TRANSFER IN ACCORDANCE WITH 2(D) ABOVE, THE LEGEND MAY BE REMOVED BY PROVIDING A DULY COMPLETED AND SIGNED CERTIFICATE, THE FORM OF WHICH MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY (THE "TRUSTEE"), TO THE TRUSTEE. FOR ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE LEGEND MAY BE REMOVED BY DELIVERY TO THE TRUSTEE OF AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE U.S. SECURITIES ACT OR STATE SECURITIES LAWS.

Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder pursuant to Sections 2.14(d), (e), (f), (g) or (h) below, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

Upon the transfer, exchange or replacement of Securities bearing the Restrictive Legend, the Registrar shall deliver only Securities that bear the Restrictive Legend, unless (i) such Security has been sold pursuant to an effective registration statement under the Securities Act in accordance with Section 2.14(d) below, (ii) such Security has been sold in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act in accordance with Section 2.14(f) below, (iii) the requested transfer is completed after the second anniversary of the last Original Issue Date, in accordance with Section 2.14(g) below, or (iv) the requested transfer has been made pursuant to any other available exemption from the registration requirements of the Securities Act in accordance with Section 2.14(h) below in which case the Registrar shall deliver Securities that are not Restricted Securities and that do not bear the Restrictive Legend.

If the conditions provided in Sections 2.14(d), (e), (f), (g) or (h)  below are met, and the proposed transferor is an Agent Member seeking to transfer or exchange an interest in a Restricted Global Security to a transferee who will hold such interest in a Unrestricted Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Applicable Procedures and the Registrar's procedures and (y) the certificate required by the applicable above-mentioned Sections, the Registrar shall register the transfer or exchange and reflect on its books and records the date and (A) a decrease in the aggregate principal amount of the Restricted Global Security through which the transferor held such interest in an amount equal to the aggregate principal amount of the Securities to be transferred and (B) an increase in the aggregate principal amount of the Unrestricted Global Security through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Securities to be transferred.

(d)
Upon the transfer or exchange of Securities bearing the Restrictive Legend, the Registrar shall deliver Securities that do not bear the Restrictive Legend where such Securities have been sold or exchanged pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a certificate substantially in the form set forth in Exhibit A hereto and has made the representations contained in Item 2 thereof.

(e)
The Registrar shall register the transfer or exchange of any Restricted Security, whether or not such Security bears the Restrictive Legend, if the Security is being transferred or exchanged to a QIB in compliance with Rule 144A (or any successor provision thereto), provided that such transfer is being made by a proposed transferor who has delivered to the Company and the Registrar a certificate substantially in the form set forth in Exhibit A hereto and has made the representations contained in Item 3 thereof.

(f)
The Registrar shall register the transfer of any Restricted Security, whether or not such Security bears the Restrictive Legend, if the Security is being transferred or exchanged pursuant to Rule 904 of Regulation S (or any successor provision thereto), provided that such transfer is being made by a proposed transferor who has delivered to the Registrar a certificate substantially in the form set forth in Exhibit A hereto and has made the representations contained in Item 4 thereof.

(g)
The Registrar shall register the transfer or exchange of any Restricted Security, whether or not such Security bears the Restrictive Legend, if the Security is being transferred or exchanged pursuant to Rule 144(k) (or any successor provision thereto), provided that (A) the requested transfer or exchange is after a date that is the later of (1) two years after the later of the last Original Issue Date of such Security (which would include the exercise of the overallotment option) and the last date on which the Company or any U.S. Affiliate was the owner of such Security (or any predecessor of the Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder, and (2) such later date, if any, as may be required by applicable law; and (B) the proposed transferor has delivered to the Registrar (1) a certificate substantially in the form set forth in Exhibit A hereto and has made the representations contained in Item 5 thereof or (2) such other documentation reasonably satisfactory to the Company to the effect that the requested transfer is permitted under Rule 144(k).

(h)
The Registrar shall register the transfer or exchange of any Restricted Security, whether or not such Security bears the Restrictive Legend, if the Security is being transferred or exchanged pursuant to, and in accordance with, an exemption from registration provided by Rule 144 under the Securities Act (other than Rule 144(k)) or any other available exemption from the registration requirements of the Securities Act, provided (A) the proposed transferor has delivered to the Registrar a certificate substantially in the form set forth in Exhibit A hereto and has made the representations contained in Item 6 thereto;  and (B) the transferor has furnished to the Registrar and the Company an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company, to the effect that the Restrictive Legend is no longer required under applicable requirements of the Securities Act.

As used in Sections 2.14(b) through (h), the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
(i)	The provisions below shall apply only to Global Securities:
(i)
Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(ii)
Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a clearing agency or otherwise ceases to be eligible to be a depository, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a clearing agency or otherwise ceases to be eligible to be a depository (B) the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Security and has communicated such determination to the Trustee in writing or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(iii)
Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of a notation made on the Global Security as authenticated by the Trustee and an appropriate adjustment made on the records of the Depository and the Trustee.

(iv)
Subject to clause (vi) of this Section 2.14(i), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(v)
In the event of the occurrence of any of the events specified in clause (ii) of this Section 2.14(i), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(vi)
Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its

Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.
(vii)
At such time as all interests in a Global Security have been redeemed, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with Applicable Procedures and instructions existing between the Depositary and the Trustee, subject to Section 2.13 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is redeemed, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee to reflect such reduction.

(j)
Until a date that is the later of (A) two years after the later of the last Original Issue Date hereof (which would include the exercise of the overallotment option) and the last date on which the Company or any U.S. Affiliate was the owner of the Security (or any predecessor of the Security) or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder, and (B) such later date, if any, as may be required by applicable law, any share certificate representing Shares issued upon conversion of any Security that bears a Restrictive Legend shall bear a restrictive legend in substantially the following form, unless such Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Shares have been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act and the requirements set forth in Section 2.14(d) above have been met, or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), provided that the requirements of Sections 2.14(g) or (h) above have been met, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY

ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIROR
(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2)
AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF (WHICH WOULD INCLUDE THE EXERCISE OF THE OVERALLOTMENT OPTION) AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

	(A)	TO THE CORPORATION OR ANY SUBSIDIARY THEREOF;
	(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFECTIVE UNDER THE U.S. SECURITIES ACT;
	(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT;
	(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; OR
	(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT OF ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.
FOR ANY TRANSFER IN ACCORDANCE WITH 2(D) ABOVE, THE LEGEND MAY BE REMOVED BY PROVIDING A DULY COMPLETED

AND SIGNED CERTIFICATE, THE FORM OF WHICH MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY (THE "TRANSFER AGENT"), TO THE TRANSFER AGENT, AND THE CORPORATION AGREES TO CAUSE ITS COUNSEL TO DELIVER TO THE TRANSFER AGENT, AT THE CORPORATION'S EXPENSE, SUCH LEGAL OPINIONS OR OTHER DOCUMENTATION SATISFACTORY TO THE TRANSFER AGENT, TO THE EFFECT THAT SUCH LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE U.S. SECURITIES ACT FOR ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE LEGEND MAY BE REMOVED BY DELIVERY TO THE TRANSFER AGENT OF AN OPINION OF COUNSEL, OF REGOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE U.S. SECURITIES ACT OR STATE SECURITIES LAWS.

provided that if the Shares are being sold in accordance with Rule 904 of Regulation S, the restrictive legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company's expense, such legal opinions or other documentation satisfactory to the Registrar, to the effect that such restrictive legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the restrictive legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company, to the effect that the restrictive legend is no longer required under the applicable requirements of the Securities Act or state securities laws.  Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

2.15	CUSIP and/or ISIN Numbers.

The Company in issuing the Securities may use one or more "CUSIP" and/or ISIN numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or ISIN numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" and/or ISIN numbers.

2.16	Computation of Interest.

Interest on the Securities shall be computed by the Company on the basis of a 360-day year composed of twelve 30-day months. Each rate of interest which is calculated with reference to a period (the "Deemed Interest Period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to an annual rate based on a calendar year calculated by multiplying such rate by the actual number of days in the calendar year in which the Deemed Interest Period ends and dividing by 360. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in the period.

ARTICLE III
REDEMPTION AND PURCHASE

3.1	To Redeem; Notice to Trustee.
(a)
Except as provided for under Section 3.8, prior to June 6, 2008, the Securities shall not be redeemable. On or after June 6, 2008, the Company may, at its option, redeem the Securities for cash at the Redemption Price, as a whole at any time or from time to time in part, on any Redemption Date (or in the case of multiple redemptions, Redemption Dates) fixed by the Company. If a Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable on such Interest Payment Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. The Company may elect to satisfy its obligation to pay the Redemption Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6.

(b)
If the Company elects to redeem Securities pursuant to this Section 3.1, it shall notify the Trustee, on a date at least 30 days and no more than 60 days prior to the applicable Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), of the Redemption Date and the principal amount of Securities to be redeemed. The record date relating to a redemption shall be selected by the Company and given to the Trustee and shall not be less than five days after the date of notice to the Trustee.

3.2	Selection of Securities to be Redeemed.
(a)
If less than all of the Securities are to be redeemed, unless the Applicable Procedures specify otherwise, the Trustee shall select the Securities to be redeemed within five Business Days after it receives the notice described in Section 3.1(b). The Trustee shall make the selection from the Securities outstanding and not previously called for redemption by lot, or in its discretion, on a pro rata basis or by another method that the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or market on which the Securities are listed). Securities in denominations of $1,000 principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 principal amount or any integral multiple thereof) of the principal amount of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

(b)
If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (up to the amount of the redemption) to be the portion selected for redemption. Securities which have been converted subsequent to the Trustee commencing selection of Securities to be redeemed but prior to redemption of such Securities shall be treated by the Trustee as outstanding for the purpose of such selection.

(c)
In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before any selection of Securities for redemption and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Securities to be redeemed, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

3.3	Redemption Notice.
(a)
Subject to Section 3.8, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities (and to beneficial owners as required by applicable law) to be redeemed at such Holder's address as it appears on the Registrar's books (the "Redemption Notice").

	(b)	The Redemption Notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:
		(1)	the Redemption Date;
		(2)	the Redemption Price and if payment, whether in whole or in part, will be made in Shares;
		(3)	the then effective Conversion Rate;

	(4)	the name and address of each Paying Agent and Conversion Agent;
	(5)	that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price;
(6)
that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 12 of the Securities and Article IV;

	(7)	that, unless the Company has failed to make the payment of such Redemption Price which is due and payable, interest will cease to accrue on and after the Redemption Date;
(8)
if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

	(9)	if such Securities are being redeemed pursuant to Section 3.8, a description of the procedures which a Holder must follow if it chooses to exercise its right to not have its Securities redeemed;
(10)
if such Securities are being redeemed pursuant to Section 3.8, that Holders will be entitled to withdraw their election to not have Securities redeemed if the Company (if acting as its own Paying Agent), or the Paying Agent, receives, not later than the close of business on the Business Day immediately preceding the Redemption Date, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, and a statement that such Holder is withdrawing its election to not have a specified principal amount of Securities redeemed, the certificate numbers of such Securities being withdrawn, if applicable, and the principal amount, if any, of the Securities that remain subject to the Notice of Election; and

(11)
if Certificated Securities have been issued and fewer than all the outstanding Securities are to be redeemed, the certificate number and the principal amounts of the particular Securities to be redeemed.

(c)
If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify the Redemption Notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (1) be irrevocable once given and (2) set forth all relevant information required by clauses (1) through (11) of Section 3.3(b), the Trustee shall give the Redemption Notice to each Holder in the Company's name and at the Company's expense; provided, however, that in all cases, the text of such Redemption Notice shall be prepared by the Company; and provided further that the Company must make such request at least five Business Days prior to the date by which such Redemption Notice must be given to the Holders in accordance with this Section 3.3.

3.4	Effect of a Redemption Notice.

Once a Redemption Notice is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, except for (i) Securities that are converted on a Conversion Date prior to the Redemption Date in accordance with the provisions of Article IV and (ii) if such Securities are being redeemed pursuant to Section 3.8, Securities for which a Holder has elected not to have its Securities redeemed pursuant to Section 3.8. On or after the Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid in cash at the Redemption Price, subject to the Company's right to pay the Redemption Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6.

3.5	Deposit of Redemption Price.
(a)
Prior to 11:00 a.m., Toronto time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption Date) and/or, subject to and in accordance with Section 3.6, a number of Shares sufficient to pay the Redemption Price payable upon redemption on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any funds and/or Shares not required for that purpose or, if such funds and/or Shares are then held by the Company in trust and are not required for such purpose, they shall be discharged from the trust.

(b)
If a Paying Agent holds, in accordance with the terms hereof, money and/or Shares sufficient to pay the Redemption Price of any Security for which a Redemption Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Redemption Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Redemption Price as aforesaid).

(c)
No Securities may be redeemed by the Company at the option of Holders if there has occurred and is continuing an Event of Default with respect to the Securities, other than a Default in the payment of the Redemption

Price. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of an Event of Default (other than a failure to pay the applicable Redemption Price).

3.6	Right to Pay Redemption Price in Shares.
(a)
Subject to the other provisions of this Section 3.6, the Company may, at its option, elect to satisfy its obligation to pay all or any portion of the Redemption Price by issuing and delivering to Holders on the Redemption Date that number of Shares obtained by dividing the Redemption Price, or such portion thereof payable in Shares, as the case may be, by 95% of the Current Market Price (the "Share Redemption Right"). Holders who are Qualified Canadians will receive Voting Shares and Holders who are not Qualified Canadians will receive Variable Voting Shares.

(b)
The Company shall exercise the Share Redemption Right by so specifying in the Redemption Notice. The Redemption Notice shall also specify the portion of the Redemption Price in respect of which the Company is exercising the Share Redemption Right, if both cash and Shares are payable, the percentage of each on a per Security basis and the method of calculating the Current Market Price. When the Company determines the actual number of Shares to be issued and delivered in accordance with the provisions of this Section 3.6, it will issue a press release on a national newswire and publish such information on its website.

The Company may not change the form of components or percentages of consideration set out in a Redemption Notice except with respect to the payment of the Redemption Price in cash pursuant to the non-satisfaction of the conditions under Section 3.6(d).

(c)
Prior to the issuance of Shares, the Trustee will provide the Holders of Securities with a form of Residency Declaration and instructions with respect to its completion and transmission to the Trustee. Each Holder of Securities who is a Qualified Canadian is entitled to receive Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is a Qualified Canadian. Each Holder of Securities who is not a Qualified Canadian is entitled to receive Variable Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is not a Qualified Canadian. Anything herein to the contrary notwithstanding, in the case of Global Securities, Residency Declarations may be delivered in accordance with the Applicable Procedures. Holders of Securities who fail to provide a duly completed Residency Declaration and who are not otherwise determined to be Qualified Canadians by the Trustee will be deemed not to be Qualified Canadians and will receive Variable Voting Shares.

(d)	The Company's right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Redemption Date:
	(i)	the Shares to be issued on exercise of the Share Redemption Right shall be qualified for distribution under applicable securities laws of each province of Canada;
(ii)
the Shares to be issued on exercise of the Share Redemption Right shall be listed on the TSX or a national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

	(iii)	the Company being a reporting issuer not in default of its reporting obligations under applicable securities legislation where the distribution of such Shares occurs;
	(iv)	no Event of Default shall have occurred and be continuing;
(v)
the receipt by the Trustee of an Officer's Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be issued and delivered for each $1,000 principal amount of Securities and the Current Market Price used for calculating the number of Shares to be issued and delivered to Holders for each $1,000 principal amount of Securities; and

(vi)
the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment (whether in whole or in part) of the Redemption Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of no default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Redemption Date, the Company shall pay the Redemption Price in cash in accordance with Section 3.5 unless each of the Holder and the Company waives the conditions which are not satisfied.

(e)
In the event that the Company duly exercises its Share Redemption Right, upon presentation and surrender of the Securities for payment on the Redemption Date, at any place where a register is maintained pursuant to Section 2.5 or any other place specified in the Redemption Notice, the Company shall on or before 11:00 a.m. Toronto Time on the Redemption

Date make the delivery to the Trustee for delivery to and on account of the Holders, of certificates representing the Shares to which such holders are entitled.
(f)
The Company will not issue fractional Shares upon the exercise of the Share Redemption Right. If more than one Security shall be surrendered for redemption at one time by the same Holder, the number of full Shares that shall be issuable upon redemption shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional Shares, the Company will pay to the Trustee for the account of the Holders, at the time contemplated in Section 3.6(e), the cash equivalent thereof (less any tax required to be deducted, if any) determined for each Holder by subtracting from the Redemption Price a number equal to the product obtained by multiplying the number of Shares issued and delivered under this Section 3.6 by 95% of the Current Market Price.

(g)
A Holder shall be treated as the holder of record of the Shares issued on due exercise by the Company of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it shall hold the same for the benefit of such Holder.

(h)
The Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Redemption Right as provided herein, and shall issue to Holders to whom Shares will be issued pursuant to the exercise of the Share Redemption Right, such number of Shares as shall be issuable in such event. All Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(i)
Each certificate representing Shares issued in payment of the Redemption Price of Securities bearing the restrictive legend set forth in Section 2.14(j), as well as all certificates issued in exchange for or in substitution of the foregoing securities shall bear the restrictive legend set forth in Section 2.14(j); provided that if the Shares are being sold in accordance with Rule 904 of Regulation S, the restrictive legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company's expense, such legal opinions or other documentation satisfactory to the Registrar, to the effect that such restrictive legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the restrictive legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company, to the effect that the restrictive legend is no longer required under the applicable requirements of the Securities Act or state securities laws.  Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

3.7	Securities Redeemed in Part.

Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

3.8	Redemption for Tax Reasons.

The Company may at any time, at its option, redeem the Securities, in whole but not in part, at the Redemption Price, if the Company has become or would become obligated to pay to any of the Holders Additional Amounts (which are more than a de minimus amount, as determined by the Company, acting reasonably) as a result of any amendment or change occurring after March 30, 2005 in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change occurring after March 30, 2005 in the interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an Opinion of Counsel specializing in taxation and an Officers' Certificate attesting to such change and obligation to pay Additional Amounts. The Company will not and will not cause any Paying Agent or the Trustee to deduct from such Redemption Price any amounts on account of, or in respect of, any Canadian Taxes other than Excluded Taxes (except in respect of certain Excluded Holders). In such event, the Company will give the Trustee and the Holders of the Securities notice of this redemption in accordance with the notice requirements set forth in Section 3.3, except that (i) the Company will not give a Redemption Notice earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect. For greater certainty, the Company may elect to satisfy its obligation to pay the Redemption Price pursuant to this Section 3.8, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6.

Upon receiving such Redemption Notice, each Holder who does not wish to have the Company redeem its Securities pursuant to this Section 3.8 can elect to (i) convert its Securities pursuant to Article IV or (ii) not have its Securities redeemed, provided that no Additional

Amounts will be payable by the Company on any payment of interest or principal with respect to the Securities after such Redemption Date. All future payments will be subject to the deduction or withholding of any Canadian Taxes required to be deducted or withheld.

Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article IV but wishes to elect to not have its Securities redeemed pursuant to clause (ii) of the preceding paragraph, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Redemption Notice, a written Notice of Election upon Tax Redemption (the "Notice of Election") on the back of the Securities, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.

A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the Redemption Notice, a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Redemption Date.

3.9	Change of Control.
(a)
If a Change of Control occurs prior to the Final Maturity Date (subject to the Company's rights upon delivery of a Public Acquisition Notice as defined in Section 3.9(f)), the Company shall offer (the "Change of Control Purchase Offer") to purchase all of the outstanding Securities at the Change of Control Repurchase Price on the date that is 30 Business Days after the date of the Change of Control Company Notice pursuant to subsection 3.9(b) (the "Change of Control Repurchase Date").

(b)
Subject to Section 3.9(f)(A), on or before the 30th day after the Company knows of the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control setting out the terms of the Change of Control Purchase Offer to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the "Change of Control Company Notice"). The Change of Control Company Notice shall include the form of a Change of Control Repurchase Notice to be completed by the Holder and shall state:

		(1)	the events causing such Change of Control;
		(2)	the date of such Change of Control;
		(3)	the last date by which the Change of Control Repurchase Notice must be delivered to accept the Change of Control Purchase Offer pursuant to this Section 3.9;
		(4)	the Change of Control Repurchase Date;

(5)	the Change of Control Repurchase Price and if payment, whether in whole or in part, will be made in Shares;
(6)	the Holder's right to accept the Change of Control Purchase Offer;
(7)	the name and address of each Paying Agent and Conversion Agent;
(8)	the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Change of Control;
(9)
the procedures that the Holder must follow to exercise rights under Article IV and that Securities as to which a Change of Control Repurchase Notice has been given may be converted into Shares pursuant to Article IV of this Indenture only to the extent that the Change of Control Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)	the procedures that the Holder must follow to accept the Change of Control Purchase Offer;
(11)	the procedures for withdrawing a Change of Control Repurchase Notice;
(12)
that, unless the Company fails to pay such Change of Control Repurchase Price, Securities covered by any Change of Control Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Change of Control Repurchase Date; and

(13)	the CUSIP and/or ISIN number of the Securities.

At the Company's request, the Trustee shall give such Change of Control Company Notice in the Company's name and at the Company's expense; provided, that, in all cases, the text of such Change of Control Company Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c)
A Holder may exercise its rights specified in Section 3.9 upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading "Change of Control Repurchase Notice" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of the exercise of such rights (a "Change of Control Repurchase Notice") to the Company or any Paying Agent at any time prior to the close of business on the Business

Day immediately preceding the Change of Control Repurchase Date, subject to extension to comply with applicable law.
(1)
The Change of Control Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased and (C) that such Security shall be purchased as of the Change of Control Repurchase Date pursuant to the Change of Control Purchase Offer.

(2)
The delivery of a Security for which a Change of Control Repurchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to the Change of Control Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Repurchase Price therefor.

(3)
The Company shall only be obliged to purchase, pursuant to this Section 3.9, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4)
Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change of Control Repurchase Notice contemplated by this Section 3.9(c) shall have the right to withdraw such Change of Control Repurchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10(b).

(5) A Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Repurchase Notice or written withdrawal thereof.
(6)
Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change of Control Repurchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(d)	If a Change of Control also constitutes a Public Acquiror Change of Control, instead of making a Change of Control Purchase Offer, and instead of paying a "Make Whole Premium" as set forth under Section 4.1(f), the Company may elect to adjust the Conversion Rate and related conversion obligation, such that, from and after the Change of Control Effective Date of the Public Acquiror Change of Control, the Securities shall be convertible into Public Acquiror Shares; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration.

(e)
In the event that the Company makes an election pursuant to Section 3.9(d) hereof, the Company shall not be required to make a Change of Control Purchase Offer and the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately before the Public Acquiror Change of Control by the following fraction:

(A)
the numerator of which will be (1) in the case of a merger, consolidation or binding share exchange pursuant to which Shares are converted into cash, securities or other property, the value of all cash and any other consideration, as determined by the Board of Directors, paid or payable per Share, or (2) in the case of any other Public Acquiror Change of Control, the average of the Closing Prices of the Shares for the five consecutive Trading Days prior to but excluding the Change of Control Effective Date of such Public Acquiror Change of Control; and

(B)
the denominator of which will be the average of the closing prices of the Public Acquiror Shares for the five consecutive Trading Days prior to but excluding the Change of Control Effective Date of such Public Acquiror Change of Control.

(f)
Not later than 10 Trading Days prior to the expected Change of Control Effective Date of a Public Acquiror Change of Control, the Company shall provide to all Holders of the Securities and the Trustee, Conversion Agent, and Paying Agent a notification (a "Public Acquisition Notice") stating whether the Company shall:

(A)
elect to adjust the Conversion Rate and related conversion obligation under Section 3.9(e), in which case the Company will not be required to make a Change of Control Purchase Offer or mail a Change of Control Company Notice, or

		(B)	not elect to adjust the Conversion Rate and related conversion obligation under Section 3.9(e), in which case the Company will be required to make a Change of Control Purchase Offer.
(g)
The Company shall deposit cash at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Change of Control Repurchase Price of all Securities to be purchased pursuant to this Section 3.9. However, the Company may elect to satisfy its obligation to pay the Change of Control Repurchase Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.13.

3.10	Effect of Change of Control Repurchase Notice.
(a)
Upon receipt by any Paying Agent of a properly completed Change of Control Repurchase Notice from a Holder, the Holder of the Security in respect of which such Change of Control Repurchase Notice was given shall (unless such Change of Control Repurchase Notice is withdrawn as specified in Section 3.10(b)) thereafter be entitled to receive the Change of Control Repurchase Price with respect to such Security, subject to the occurrence of the Change of Control Effective Date. Such Change of Control Repurchase Price shall be paid to such Holder promptly following the later of (1) the Change of Control Repurchase Date (provided that the conditions in Section 3.9 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.9(c). Securities in respect of which a Change of Control Repurchase Notice has been given by the Holder thereof may not be converted into Shares pursuant to Article IV on or after the date of the delivery of such Change of Control Repurchase Notice unless such Change of Control Repurchase Notice has first been validly withdrawn in accordance with Section 3.10(b) with respect to the Securities to be converted.

(b)
A Change of Control Repurchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date, specifying (1) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, (2) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in part (or if the Securities are not certificated, such written notice must comply with the Applicable Procedures) and (3) the portion of the principal amount of the Security that will remain subject to the Change of Control Repurchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.
3.11	Deposit of Change of Control Repurchase Price.
(a)
On or before 11:00 a.m. Toronto time on the Business Day following the applicable Change of Control Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6) an amount of money (in immediately available funds if deposited on or after such Change of Control Repurchase Date) and/or subject to and in accordance with Section 3.13, a number of Shares, sufficient to pay the aggregate Change of Control Repurchase Price of all the Securities or portions thereof that are to be purchased as of the Change of Control Repurchase Date.

(b)
If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money and/or Shares sufficient to pay the Change of Control Repurchase Price of any Security for which a Change of Control Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Business Day following the applicable Change of Control Repurchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Change of Control Repurchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Change of Control Repurchase Date.

	(c)	The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Change of Control Repurchase Notice has been withdrawn in compliance with this Indenture.
(d)
If a Change of Control Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable on such Interest Payment Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

3.12	Repayment to the Company.

To the extent that the aggregate amount of cash and/or Shares, if applicable, deposited by the Company pursuant to Section 3.11 exceeds the aggregate Change of Control Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change of Control Repurchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash and/or Shares, if applicable,  to the Company.

3.13	Right to Pay Change of Control Repurchase Price in Shares.
(a)
Subject to the other provisions of this Section 3.13, the Company may, at its option, elect to satisfy its obligation to pay all or any portion of the Change of Control Repurchase Price by issuing and delivering to Holders on the Change of Control Repurchase Date that number of Shares obtained by dividing the Change of Control Repurchase Price, or such portion thereof payable in Shares, as the case may be, by 95% of the Current Market Price (the "Share Change of Control Right"). Holders who are Qualified Canadians will receive Voting Shares and Holders who are not Qualified Canadians will receive Variable Voting Shares.

(b)
The Company shall exercise the Share Change of Control Right by so specifying in the Change of Control Company Notice. The Change of Control Company Notice shall also specify the portion of Change of Control Repurchase Price in respect of which the Company is exercising the Share Change of Control Right, if both cash and Shares are payable, the percentage of each on a per Security basis and the method of calculating the Current Market Price. When the Company determines the actual number of Shares to be issued and delivered in accordance with the provisions of this Section 3.13, it will issue a press release on a national newswire and publish such information on its website.

The Company may not change the form of components or percentages of consideration set out in a Change of Control Company Notice except with respect to the payment of the Change of Control Repurchase Price in cash pursuant to the non-satisfaction of the conditions under Section 3.13(d).

(c)
Prior to the issuance of Shares, the Trustee will provide the Holders of Securities with a form of Residency Declaration and instructions with respect to its completion and transmission to the Trustee. Each Holder of Securities who is a Qualified Canadian is entitled to receive Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is a Qualified Canadian. Each Holder of Securities who is not a Qualified Canadian is entitled to receive Variable Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is not a Qualified Canadian. Anything herein to the contrary notwithstanding, in the case of Global Securities, Residency Declarations may be delivered in accordance with the Applicable Procedures. Holders of Securities who fail to provide a duly completed Residency Declaration and who are not otherwise determined to be Qualified Canadians by the Trustee will be deemed not to be Qualified Canadians and will receive Variable Voting Shares.

(d)
The Company's right to exercise the Share Change of Control Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Change of Control Repurchase Date:

	(i)	the Shares to be issued on exercise of the Share Change of Control Right shall be qualified for distribution under applicable securities laws of each province of Canada;
(ii)
the Shares to be issued on exercise of the Share Change of Control Right shall be listed on the TSX or a national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

	(iii)	the Company being a reporting issuer not in default of its reporting obligations under applicable securities legislation where the distribution of such Shares occurs;
	(iv)	no Event of Default shall have occurred and be continuing;
(v)
the receipt by the Trustee of an Officer's Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be issued and delivered for each $1,000 principal amount of Securities and the Current Market Price used for calculating the number of Shares to be issued and delivered to Holders for each $1,000 principal amount of Securities; and

(vi)
the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment (whether in whole or in part) of the Change of Control Repurchase Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of no default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Change of Control Repurchase Date, the Company shall pay the Change of Control Repurchase Price in cash in accordance with Section 3.11 unless each of the Holder and the Company waives the conditions which are not satisfied.

(e)
In the event that the Company duly exercises its Share Change of Control Right, upon presentation and surrender of the Securities for payment on the Change of Control Repurchase Date, at any place where a register is maintained pursuant to Section 2.5 or any other place specified in the

Change of Control Company Notice, the Company shall on or before 11:00 a.m. Toronto Time on the Change of Control Repurchase Date make the delivery to the Trustee for delivery to and on account of the Holders, of certificates representing the Shares to which such holders are entitled.

(f)
The Company will not issue fractional Shares upon the exercise of the Share Change of Control Right. If more than one Security shall be surrendered for repurchase at one time by the same Holder, the number of full Shares that shall be issuable upon repurchase shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional Shares, the Company will pay to the Trustee for the account of the Holders, at the time contemplated in Section 3.13(e), the cash equivalent thereof (less any tax required to be deducted, if any) determined for each Holder by subtracting from the Change of Control Repurchase Price a number equal to the product obtained by multiplying the number of Shares issued and delivered under this Section 3.13 by 95% of the Current Market Price.

(g)
A Holder shall be treated as the Holder of record of the Shares issued on due exercise by the Company of its Share Change of Control Right effective immediately after the close of business on the Change of Control Repurchase Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it shall hold the same for the benefit of such Holder.

(h)
The Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Change of Control Right as provided herein, and shall issue to Holders to whom Shares will be issued pursuant to the exercise of the Share Change of Control Right, such number of Shares as shall be issuable in such event. All Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(i)
Each certificate representing Shares issued in payment of the Change of Control Repurchase Price of Securities bearing the restrictive legend set forth in Section 2.14(j), as well as all certificates issued in exchange for or in substitution of the foregoing securities shall bear the restrictive legend set forth in Section 2.14(j); provided that if the Shares are being sold in accordance with Rule 904 of Regulation S, the restrictive legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company's expense, such legal opinions or other documentation satisfactory to the Registrar, to the effect that such restrictive legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the restrictive legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company, to the effect that the restrictive legend is no longer required under the applicable requirements of the Securities Act or state securities laws.  Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

3.14	Purchase of Securities at Option of the Holder on Specified Dates.
(a)
Securities shall be purchased in cash in whole or in part (which must be equal to $1,000 principal amount or any integral multiple thereof) by the Company, at the option of Holders, in accordance with the provisions of this Section 3.14 and paragraph 11 of the Securities on June 1, 2010, June 1, 2015, June 1, 2020, June 1, 2025 and June 1, 2030 (each, a "Put Right Purchase Date"), or the time of the surrender of the Securities, if later, for cash at a purchase price equal to 100% of the principal amount of the surrendered Securities together with accrued but unpaid interest, if any, up to but not including the applicable Put Right Purchase Date (the "Put Right Purchase Price"); provided that if the Put Right Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable on such Interest Payment Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. The Company may elect to satisfy its obligation to pay the Put Right Purchase Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.15.

(b)
Unless the Company has issued a notice to redeem the Securities pursuant to Section 3.3 hereof, the Company shall give written notice of the applicable Put Right Purchase Date by notice sent by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law), at its address shown in the register of the Registrar, not less than 20 Business Days and not more than 25 Business Days prior to each Put Right Purchase Date (the "Company Put Right Notice"). Each Company Put Right Notice shall include a form of Put Right Purchase Notice to be completed by a Holder and shall state:

	(1)	the Put Right Purchase Price, for the applicable Put Right Purchase Date, the Conversion Rate then in effect and if payment, whether in whole or in part, will be made in Shares;
	(2)	the name and address of the Paying Agent and the Conversion Agent;
(3)
that Securities as to which a Put Right Purchase Notice has been given may be converted, if they are otherwise convertible, only in accordance with Article IV and paragraph 11 of the Securities and only to the extent that the Put Right Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

	(4)	that Securities must be surrendered to the Paying Agent as a condition to collecting payment of the Put Right Purchase Price;
(5)
that the Put Right Purchase Price for any Security as to which a Put Right Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Put Right Purchase Date and the time of surrender of such Security as described in subclause (4) above;

	(6)	the procedures the Holder must follow to exercise rights under this Section 3.14 and a brief description of those rights;
	(7)	the conversion rights of the Securities;
	(8)	the procedures for withdrawing a Put Right Purchase Notice (including a summary of the terms of Section 3.14(g));
(9)
that, unless the Company fails to pay such Put Right Purchase Price on Securities for which a Put Right Purchase Notice has been submitted, such Securities shall no longer be outstanding and interest on such Securities will cease to accrue on and after the Put Right Purchase Date; and

	(10)	the CUSIP and/or ISIN number of the Securities.
(c)
If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to repurchases.

(d)
At the Company's request, the Trustee shall give such Company Put Right Notice on behalf of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company Put Right Notice shall be prepared by the Company; provided further that the Company shall make such request and deliver the text of such Company Put Right Notice at least five Business Days prior to the date by which such Company Put Right Notice must be given in accordance with this Section 3.14.
(e)
To exercise its rights pursuant to this Section 3.14, the Holder shall deliver to the Paying Agent a properly completed put right purchase notice (each, a "Put Right Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to the applicable Put Right Purchase Date until the close of business on the Business Day immediately preceding the Put Right Purchase Date stating:

(1)
if certificated Securities have been issued, the certificate number of the Security that the Holder will deliver for repurchase (or if the Securities are not certificated, the Put Right Purchase Notice must comply with the Applicable Procedures relating to purchases),

	(2)	the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be a principal amount of $1,000 or an integral multiple thereof, and
	(3)	that such Security shall be purchased as of the applicable Put Right Purchase Date pursuant to the terms and conditions in this Section 3.14 and the Securities.
(f)
The Company shall pay the Put Right Purchase Price for all Securities with respect to which a Put Right Purchase Notice is given and not validly withdrawn, upon the later of the Business Day following the applicable Put Right Purchase Date and delivery of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent (if the Securities are not certificated, such delivery must comply with the Applicable Procedures relating to purchases). Delivery of such Security shall be a condition to receipt by the Holder of the Put Right Purchase Price therefor. The Put Right Purchase Price shall be paid pursuant to this Section 3.14 only if the Security delivered to the Paying Agent conforms in all respects to the description thereof in the related Put Right Purchase Notice, as determined by the Company.

(g)
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Put Right Purchase Notice contemplated by this Section 3.14 shall have the right to withdraw such Put Right Purchase Notice in whole or in part at any time prior to the close of business on the Business Day immediately preceding the applicable Put Right Purchase Date by delivery of a written notice of withdrawal to the Paying Agent specifying:

	(1)	the aggregate principal amount of the Security (which must be equal to $1,000 or any integral multiple thereof) with respect to which such notice of withdrawal is being submitted,

(2)
the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if the Securities are not certificated, the withdrawal notice must comply with the Applicable Procedures relating to withdrawals), and

	(3)	the aggregate principal amount, if any, of such Security which remains subject to the original Put Right Purchase Notice and which has been or will be delivered for purchase by the Company.
(h)	The Paying Agent shall promptly notify the Company of the receipt by it of any Put Right Purchase Notice or written notice of withdrawal thereof.
(i)
On or before 11:00 a.m. Toronto time on the Business Day following the applicable Put Right Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6) an amount of money (in immediately available funds if deposited on or after such Put Right Purchase Date) and/or, subject to and in accordance with Section 3.15, a number of Shares sufficient to pay the aggregate Put Right Purchase Price of all the Securities or portions thereof which are to be purchased as of the Put Right Purchase Date.

If a Paying Agent holds, in accordance with the terms hereof, money and/or Shares sufficient to pay the Put Right Purchase Price of any Security for which a Put Right Notice has been tendered and not withdrawn, then, on the Business Day after the Put Right Purchase Date, such Security will cease to be outstanding, and interest shall cease to accrue, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Put Right Purchase Price as aforesaid).

The Put Right Purchase Price shall be paid to such Holder with respect to Securities for which a Put Right Purchase Notice has been tendered and not validly withdrawn, subject to receipt of funds by the Paying Agent, promptly after the later of (A) the applicable Put Right Purchase Date with respect to such Security (provided that the conditions in Section 3.14(f) have been satisfied) and (B) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.14(f). Securities in respect of which a Put Right Purchase Notice has been given by the Holder thereof, if convertible pursuant to Article IV, may not be converted on or after the date of the delivery of such Put Right Purchase Notice, unless such Put Right Purchase Notice has first been validly withdrawn as specified in Section 3.14(g).

To the extent that the aggregate amount of cash and/or Shares, if applicable, deposited by the Company pursuant to this Section 3.14(i) exceeds the aggregate Put Right Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Put Right Purchase Date the

Trustee or a Paying Agent, as the case may be, shall return any such excess cash and/or Shares, if applicable, to the Company, or if such funds and/or Shares, if applicable, are then held by the Company in trust, they shall be discharged from the trust.

(j)
the Company shall only be obligated to purchase, pursuant to this Section 3.14, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

3.15	Right to Pay Put Right Purchase Price in Shares.
(a)
Subject to the other provisions of this Section 3.15, the Company may, at its option, elect to satisfy its obligation to pay all or any portion of the Put Right Purchase Price by issuing and delivering to Holders on the Put Right Purchase Date that number of Shares obtained by dividing the Put Right Purchase Price, or such portion thereof payable in Shares, as the case may be, by 95% of the Current Market Price (the "Share Put Right"). Holders who are Qualified Canadians will receive Voting Shares and Holders who are not Qualified Canadians will receive Variable Voting Shares.

(b)
The Company shall exercise the Share Put Right by so specifying in the Company Put Right Notice. The Put Right Purchase Notice shall also specify the portion of the Put Right Purchase Price in respect of which the Company is exercising the Share Put Right, if both cash and Shares are payable, the percentage of each on a per Security basis and the method of calculating the Current Market Price. When the Company determines the actual number of Shares to be issued and delivered in accordance with the provisions of this Section 3.15, it will issue a press release on a national newswire and publish such information on its website.

The Company may not change the form of components or percentages of consideration set out in a Put Right Purchase Notice except with respect to the payment of the Put Right Purchase Price in cash pursuant to the non-satisfaction of the conditions under Section 3.15(d).

(c)
Prior to the issuance of Shares, the Trustee will provide the Holders of Securities with a form of Residency Declaration and instructions with respect to its completion and transmission to the Trustee. Each Holder of Securities who is a Qualified Canadian is entitled to receive Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is a Qualified Canadian. Each Holder of Securities who is not a Qualified Canadian is entitled to receive Variable Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is not a Qualified Canadian. Anything herein to the contrary notwithstanding, in the case of Global Securities, Residency Declarations may be delivered in accordance with the Applicable Procedures. Holders of Securities who fail to provide a duly completed Residency Declaration and who are not otherwise determined to be Qualified Canadians by the Trustee will be deemed not to be Qualified Canadians and will receive Variable Voting Shares.

(d)	The Company's right to exercise the Share Put Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Put Right Purchase Date:
	(i)	the Shares to be issued on exercise of the Share Put Right shall be qualified for distribution under applicable securities laws of each province of Canada;
(ii)
the Shares to be issued on exercise of the Share Put Right shall be listed on the TSX or a national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

	(iii)	the Company being a reporting issuer not in default of its reporting obligations under applicable securities legislation where the distribution of such Shares occurs;
	(iv)	no Event of Default shall have occurred and be continuing;
(v)
the receipt by the Trustee of an Officer's Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be issued and delivered for each $1,000 principal amount of Securities and the Current Market Price used for calculating the number of Shares to be issued and delivered to Holders for each $1,000 principal amount of Securities; and

(vi)
the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment (whether in whole or in part) of the Put Right Purchase Price, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of no default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Put Right Purchase Date, the Company shall pay the Put Right Purchase Price in cash in accordance with Section 3.14(i) unless each of the Holder and the Company waives the conditions which are not satisfied.
(e)
In the event that the Company duly exercises its Share Put Right, upon presentation and surrender of the Securities for payment on the Put Right Purchase Date, at any place where a register is maintained pursuant to Section 2.5 or any other place specified in the Put Right Purchase Notice, the Company shall on or before 11:00 a.m. Toronto Time on the Put Right Purchase Date make the delivery to the Trustee for delivery to and on account of the Holders, of certificates representing the Shares to which such holders are entitled.

(f)
The Company will not issue fractional Shares upon the exercise of the Share Put Right. If more than one Security shall be surrendered for purchase at one time by the same Holder, the number of full Shares that shall be issuable upon purchase shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional Shares, the Company will pay to the Trustee for the account of the Holders, at the time contemplated in Section 3.15(e), the cash equivalent thereof (less any tax required to be deducted, if any) determined by subtracting from the Put Right Purchase Price a number equal to the product obtained by multiplying the number of Shares issued and delivered under this Section 3.15 by 95% of the Current Market Price.

(g)
A Holder shall be treated as the Holder of record of the Shares issued on due exercise by the Company of its Share Put Right effective immediately after the close of business on the Put Right Purchase Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it shall hold the same for the benefit of such Holder.

(h)
The Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Put Right as provided herein, and shall issue to Holders to whom Shares will be issued pursuant to the exercise of the Share Put Right, such number of Shares as shall be issuable in such event. All Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(i)
Each certificate representing Shares issued in payment of the Put Purchase Price of Securities bearing the restrictive legend set forth in Section 2.14(j), as well as all certificates issued in exchange for or in substitution of the foregoing securities shall bear the restrictive legend set forth in Section 2.14(j); provided that if the Shares are being sold in accordance with Rule 904 of Regulation S, the restrictive legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company's expense, such legal opinions or other documentation satisfactory to the Registrar, to the effect that such restrictive legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the restrictive legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company, to the effect that the restrictive legend is no longer required under the applicable requirements of the Securities Act or state securities laws.  Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

3.16	Right to Pay Principal Amount of the Securities in Shares.
(a)
Subject to the other provisions of this Section 3.16, the Company may, at its option, elect to satisfy its obligation to pay all or any portion of the principal amount of the Securities, together with accrued and unpaid interest thereon, on maturity by issuing and delivering to Holders on the Final Maturity Date that number of Shares obtained by dividing the aggregate principal amount of the Securities then outstanding, or such portions thereof payable in Shares, as the case may be, together with accrued and unpaid interest thereon, by 95% of the Current Market Price (the "Share Maturity Right"). Holders who are Qualified Canadians will receive Voting Shares and Holders who are not Qualified Canadians will receive Variable Voting Shares.

(b)
The Company shall exercise the Share Maturity Right by so specifying in a maturity notice (the "Maturity Notice") which shall be delivered to the Trustee and the Holders (and to beneficial owners as required by applicable law) not more than 25 Business Days and not less than 20 Business Days prior to the Final Maturity Date. The Maturity Notice shall also specify the portion of the principal amount of Securities, together with accrued and unpaid interest thereon, in respect of which the Company is exercising the Share Maturity Right, if both cash and Shares are payable, the percentage of each on a per Security basis and the method of calculating the Current Market Price. When the Company determines the actual number of Shares to be issued and delivered in accordance with the provisions of this Section 3.16, it will issue a press release on a national newswire and publish such information on its website.

The Company may not change the form of components or percentages of consideration set out in a Maturity Notice except with respect to the payment of the principal amount of Securities, together with accrued and unpaid interest thereon, in cash pursuant to the non-satisfaction of the conditions under Section 3.16(d).

(c)
Prior to the issuance of Shares, the Trustee will provide the Holders of Securities with a form of Residency Declaration and instructions with respect to its completion and transmission to the Trustee. Each Holder of Securities who is a Qualified Canadian is entitled to receive Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is a Qualified Canadian. Each Holder of Securities who is not a Qualified Canadian is entitled to receive Variable Voting Shares upon the delivery to the Trustee of a duly completed Residency Declaration to the effect that such Holder is not a Qualified Canadian. Anything herein to the contrary notwithstanding, in the case of Global Securities, Residency Declarations may be delivered in accordance with the Applicable Procedures. Holders of Securities who fail to provide a duly completed Residency Declaration and who are not otherwise determined to be Qualified Canadians by the Trustee will be deemed not to be Qualified Canadians and will receive Variable Voting Shares.

(d)	The Company's right to exercise the Share Maturity Right shall be conditional upon the following conditions being met on the Business Day immediately preceding the Final Maturity Date:
	(i)	the Shares to be issued on exercise of the Share Maturity Right shall be qualified for distribution under applicable securities laws of each province of Canada;
(ii)
the Shares to be issued on exercise of the Share Maturity Right shall be listed on the TSX or a national securities exchange or quoted in an inter-dealer quotation system of any registered national securities association;

	(iii)	the Company being a reporting issuer not in default of its reporting obligations under applicable securities legislation where the distribution of such Shares occurs;
	(iv)	no Event of Default shall have occurred and be continuing;
(v)
the receipt by the Trustee of an Officer's Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be issued and delivered for each $1,000 principal amount of Securities and the Current Market Price used for calculating the number of Shares to be issued and delivered to Holders for each $1,000 principal amount of Securities; and
(vi)
the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment (whether in whole or in part) of the aggregate principal amount of the Securities then outstanding, will be validly issued as fully paid and non-assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of no default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where such certificates are not issued.

If the foregoing conditions are not satisfied prior to the close of business on the Final Maturity Date, the Company shall pay the aggregate principal amount of the Securities in cash in accordance with Section 5.1 and paragraph 3 of the Securities unless each of the Holder and the Company waives the conditions which are not satisfied.

(e)
In the event that the Company duly exercises its Share Maturity Right, upon presentation and surrender of the Securities for payment on the Final Maturity Date, at any place where a register is maintained pursuant to Section 2.5 or any other place specified in the Maturity Notice, the Company shall on or before 11:00 a.m. Toronto Time on the Final Maturity Date make the delivery to the Trustee for delivery to and on account of the Holders, of certificates representing the Shares to which such holders are entitled.

(f)
The Company will not issue fractional Shares upon the exercise of the Share Maturity Right. If more than one Security shall be surrendered for purchase at one time by the same Holder, the number of full Shares that shall be issuable upon purchase shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional Shares, the Company will pay to the Trustee for the account of the Holders, at the time contemplated in Section 5.1 and paragraph 3 of the Securities, the cash equivalent thereof (less any tax required to be deducted, if any) determined for each Holder by subtracting from the principal amount a number equal to the product obtained by multiplying the number of Shares issued and delivered under this Section 3.16 by 95% of the Current Market Price.

(g)
A Holder shall be treated as the Holder of record of the Shares issued on due exercise by the Company of its Share Maturity Right effective immediately after the close of business on the Final Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee receives the same, it shall hold the same for the benefit of such Holder.

(h)
The Company shall at all times reserve and keep available out of its authorized Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Share Maturity Right as provided herein, and shall issue to Holders to whom Shares will be issued pursuant to the exercise of the Share Maturity Right, such number of Shares as shall be issuable in such event. All Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(i)
Each certificate representing Shares issued in payment of the principal amount of the Price of Securities bearing the restrictive legend set forth in Section 2.14(j), as well as all certificates issued in exchange for or in substitution of the foregoing securities shall bear the restrictive legend set forth in Section 2.14(j); provided that if the Shares are being sold in accordance with Rule 904 of Regulation S, the restrictive legend may be removed by providing a duly completed and signed certificate, the form of which may be obtained from the Registrar, to the Registrar and the Company, upon receipt of which the Company has agreed to cause its counsel to deliver to the Registrar, at the Company's expense, such legal opinions or other documentation satisfactory to the Registrar, to the effect that such restrictive legend is no longer required under applicable requirements of the Securities Act; and provided further that, if any such securities are being sold pursuant to an exemption provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act, the restrictive legend may be removed by delivery to the Trustee, as registrar and transfer agent of the Securities, an Opinion of Counsel, of recognized standing reasonably satisfactory to the Company, to the effect that the restrictive legend is no longer required under the applicable requirements of the Securities Act or state securities laws.  Provided that the Trustee obtains confirmation from the Company that such Counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

3.17	Securities Purchased in Part.

Any Security, that is not in the form of a Global Security, that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change of Control Repurchase Date or the Put Right Purchase Date, as the case may be, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. No

Security shall be purchased in part unless the principal amount redeemed is $1,000 or any integral thereof. With respect to Global Securities, in the event Securities are purchased only in part, the Trustee shall make notations on the Global Security of the principal amount thererof so redeemed in accordance with the Applicable Procedures.

3.18	Compliance with Securities Laws Upon Purchase of Securities.

In connection with any offer to purchase Securities under Section 3.9 or Section 3.14, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all Canadian federal and provincial laws and United States securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.9 through 3.14 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

3.19	Purchase of Securities in Open Market.

The Company shall surrender any Security purchased by the Company pursuant to this Article III to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be cancelled promptly in accordance with Section 2.13. The Company may repurchase Securities in open market and negotiated transactions.

ARTICLE IV
CONVERSION

4.1	Conversion Privilege and Conversion Rate.
(a)
Subject to the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 4.12, and upon compliance with the provisions of this Article IV, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and non-assessable Shares (calculated as to each conversion to the nearest 1/100th of a share) at any time prior to the close of business on the Business Day immediately preceding the Final Maturity Date, unless previously redeemed by the Company or purchased by the Company at the Holders' option, at the Conversion Rate in effect at such time, determined as hereinafter provided, in effect at the time of conversion and subject to the adjustments described below. Subject to the conversion procedures set forth in Section 4.2, upon conversion of the Securities, Holders who are Qualified Canadians will receive Voting Shares and Holders who are not Qualified Canadians will receive Variable Voting Shares.

(b)
The conversion rights pursuant to this Article IV shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is called for redemption or submitted or presented for purchase pursuant to Article III, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date, Put Right Purchase Date or Change of Control Repurchase Date for such Security (unless the Company shall fail to make the Redemption Price, Put Right Purchase Price, or Change of Control Repurchase Price payment when due in accordance with Article III, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is redeemed or purchased, as the case may be). Securities in respect of which a Put Right Purchase Notice or a Change of Control Repurchase Notice has been delivered may not be surrendered for conversion pursuant to this Article IV prior to a valid withdrawal of such Put Right Purchase Notice or such Change of Control Repurchase Notice in accordance with the provisions of Article III.

(c)	Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
(d)
A Holder of Securities is not entitled to any rights of a holder of Shares until such Holder has converted its Securities into Shares, and only to the extent such Securities are deemed to have been converted into Shares pursuant to this Article IV.

(e)	The Conversion Rate shall be adjusted in certain instances as provided in Section 4.1(f) and Section 4.5.
(f)
If prior to June 6, 2008, there shall have occurred a Change of Control and more than 10% of the consideration for the Shares in the transaction or transactions constituting the Change of Control consists of cash, other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, then, subject to the provisions of Section 3.9(d) regarding a Public Acquiror Change of Control, the Company shall pay a "Make Whole Premium" to the Holders of the Securities who convert their Securities during the period beginning 10 Trading Days before the anticipated Change of Control Effective Date and ending on the Change of Control Repurchase Date by increasing the Conversion Rate for such Securities. The number of additional Shares per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below, based on the Change of Control Effective Date of such Change of Control and the Share Price of such Change of Control; provided that if the Share Price or Change of Control Effective Date are not set forth on the table: (i) if the actual Share Price on the Change of Control Effective Date is between two Share Prices on the table or the actual Change of Control Effective Date is between two Change of Control Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Share Prices and the two Change of Control Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Share Price on the Change of Control Effective Date exceeds $100.00 per Share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Share Price on the Change of Control Effective Date is less than $37.00 per Share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of Shares receive only cash in the transaction, the Share Price shall be the cash amount paid per Share in connection with the Change of Control. Otherwise, the Share Price shall be equal to the average Closing Price of Shares over the ten Trading Day period ending on the Trading Day immediately preceding the applicable Change of Control Effective Date.

Make Whole Premium Upon a Change of Control (Number of Additional Shares)

	Change of Control Effective Date
Share Price on Change of Control Effective Date	April 6, 2005	June 6, 2006	June 6, 2007	June 6, 2008
$37.00	6.1937	5.7583	5.3490	0.0000
$40.00	5.2985	4.7669	4.1933	0.0000
$42.50	4.6945	4.1091	3.4369	0.0000
$45.00	4.1917	3.5713	2.8315	0.0000
$47.50	3.7701	3.1295	2.3480	0.0000
$50.00	3.4146	2.7650	1.9629	0.0000
$55.00	2.8546	2.2109	1.4137	0.0000
$60.00	2.4405	1.8224	1.0668	0.0000
$70.00	1.8851	1.3395	0.7027	0.0000
$80.00	1.5398	1.0677	0.5404	0.0000
$90.00	1.3086	0.8991	0.4550	0.0000
$100.00	1.1437	0.7849	0.4014	0.0000

The Share Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted. The adjusted Share Prices will equal the Share Prices applicable immediately preceding such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately preceding the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional Shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.5 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Premium as described above.

(g)
By delivering the amount of cash and/or the number of Shares issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

4.2	Conversion Procedure.
(a)
To convert a Security, a Holder must (1) complete and manually sign the conversion notice and the Residency Declaration form on the back of the Security and deliver such notice and Residency Declaration to a Conversion Agent, (2) surrender the Security to a Conversion Agent and (3) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent. The date on which the Holder satisfies all of those requirements is the "Conversion Date". Upon the conversion of a Security, the Company will pay the cash and deliver the Shares, as applicable, as promptly as practicable after the later of the Conversion Date and the date that all calculations necessary to make such payment and delivery have been made, but in no event later than five Business Days after the later of those dates. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices and Residency Declarations may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures. Holders of Securities who fail to provide a duly completed Residency Declaration and who are not otherwise determined to be Qualified Canadians by the Trustee will be deemed not to be Qualified Canadians and will receive Variable Voting Shares.

(b)
The person in whose name the Shares are issuable upon conversion shall be deemed to be a holder of record of such Shares on the later of (i) the Conversion Date, (ii) the expiration of the period in which the Company may elect to deliver cash in lieu of Shares, or (iii) if the Company elects to deliver cash in lieu of some, but not all, of such Shares, the date on which the amount of cash issuable per Security has been determined; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the Shares upon conversion as the record holder or holders of such Shares on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Shares as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on Shares issued upon conversion of a Security prior to the issuance of such Shares.

Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date. Except as otherwise provided in this Section 4.2(b), no payment or adjustment will be made for accrued interest on a converted Security. Instead, accrued interest will be deemed paid by the Shares (or any cash in lieu thereof) received by the Holder on conversion. Delivery to the Holder of the full number of Shares into which the Security is convertible (or any cash in lieu thereof), together with any cash payment of such Holder's fractional Shares, will thus be deemed:

	i)	to satisfy the Company's obligation to pay the principal amount of a Security; and
	ii)	to satisfy the Company's obligation to pay accrued and unpaid interest.
Therefore, accrued interest is deemed paid in full rather than cancelled, extinguished or forfeited.
(c)
Subject to Section 4.2(b), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of Shares issuable upon the conversion, if any, (and the amount of any cash in lieu of fractional shares pursuant to Section 4.3) shall be based on the aggregate principal amount of all Securities so converted.

(d)
In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the, and in exchange for, unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

4.3	Fractional Shares.

The Company will not issue fractional Shares upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full Shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional Shares, the Company will pay an amount in cash equal to the applicable portion of the average of the Closing Price of the Shares for each of the ten consecutive Trading Days of the Conversion Reference Period.

4.4	Company to Provide Shares.
(a)
The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Shares, a sufficient number of Shares to permit the conversion of all outstanding Securities into Shares.

(b)
All Shares delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from pre-emptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

	(c)	The Company will endeavor promptly to comply with all Canadian federal and provincial and United States securities laws regulating the offer and delivery of Shares upon conversion of Securities.
4.5	Adjustment of Conversion Rate.
	(a)	The Conversion Rate shall be adjusted from time to time by the Company as follows:
(1)
If the Company shall pay a dividend or make a distribution to all holders of outstanding Shares in Shares, the Conversion Rate in effect immediately preceding the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding such record date by a fraction of which the numerator shall be the sum of the number of Shares outstanding at the close of business on such record date plus the total number of Shares constituting such dividend or other distribution and of which the denominator shall be the number of Shares outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of Shares at any time outstanding shall not include Shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Shares held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2)
If the Company shall subdivide its outstanding Shares into a greater number of Shares, or combine its outstanding Shares into a smaller number of Shares, the Conversion Rate in effect immediately preceding the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Shares, proportionately increased and, in the case of a combination of Shares, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Shares occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3)
If the Company shall issue rights or warrants to all holders of its outstanding Shares entitling them (for a period expiring within 45 days after such issuance) to subscribe for or purchase Shares (or securities convertible into Shares) at a price per Share (or having a conversion price per Share) less than the Market Price per Share (as determined in accordance with clause (9) of this Section 4.5(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding such record date by a fraction of which the numerator shall be the number of Shares outstanding at the close of business on such record date plus the number of additional Shares offered (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of Shares outstanding at the close of business on such record date plus the number of Shares which the aggregate offering price of the total number of Shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of Shares issuable upon conversion of such convertible securities by the conversion price per Share pursuant to the terms of such convertible securities) would purchase at the Market Price per Share on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that Shares (or securities convertible into Shares) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase Shares at a price less than the Market Price per Share and in determining the aggregate offering price of the total number of Shares so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4)
If the Company shall make a distribution to all holders of Shares of shares in the capital of the Company, other than Shares, or evidences of indebtedness or other assets of the Company, including securities (but excluding (x) any issuance of rights or warrants for which an adjustment was made pursuant to Section 4.5(a)(3), and (y) any dividend or distribution paid exclusively in cash for which an adjustment was made pursuant to Section 4.5(a)(6)) (the "Distributed Securities"), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date (as if each Holder had converted such Security into Shares, immediately preceding the record date with respect to such distribution)) the Conversion Rate in effect immediately preceding the record date fixed for the determination of shareholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding such record date by a fraction of which the numerator shall be the Market Price per Share on such record date and of which the denominator shall be the Market Price per Share on such record date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) on such record date of the portion of the Distributed Securities so distributed applicable to one Share (determined on the basis of the number of Shares outstanding at the close of business on such record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Share is equal to or greater than the Market Price per Share on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such record date; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company shall have the right (at the sole option of the Company) to deliver either such Ineligible Consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.5(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Market Price of the Shares.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Shares consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the "Spinoff Securities"), the Conversion Rate shall be adjusted, unless the Company makes an equivalent distribution to the Holders of Securities, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one Share over the ten consecutive Trading Day period (the "Spinoff Valuation Period") commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the TSX or such other national or regional exchange or market on which the Shares are then listed or quoted and (B) the product of (i) the average closing price (calculated in substantially the same way as the Closing Price is calculated for the Shares) over the Spinoff Valuation Period of the Spinoff Securities or, if no such prices are available, the fair market value of the Spinoff Securities as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers' Certificate delivered to the Trustee) multiplied by (ii) the number of Spinoff Securities distributed in respect of one Share and the denominator of which shall be the average Closing Price of one Share over the Spinoff Valuation Period, such adjustment to become effective immediately preceding the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the record date with respect to such distribution; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company shall have the right (at the sole option of the Company) to deliver either such Ineligible Consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration.

(5)
With respect to any rights or warrants (the "Rights") that may be issued or distributed pursuant to any rights plan that the Company implements after the date of this Indenture (each a "Rights Plan"), in lieu of any adjustment required by any other provision of this Section 4.5 upon conversion of the Securities into Shares, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Securities will receive, as a result of becoming a holder of Shares and not as additional consideration for the conversion of the Securities, with respect to the Shares issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Shares at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, at the time of conversion, however, the Rights have separated from the Shares in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the Shares issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Shares Distributed Securities as provided in the first paragraph of clause (4) of this Section 4.5(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.5(a). Other than as specified in this clause (5) of this Section 4.5(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(6)
If the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all holders of its Shares a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately preceding the close of business on the record date for such Triggering Distribution (a "Determination Date") by a fraction of which the numerator shall be such Market Price per Share on the Determination Date and the denominator of which shall be the Market Price per Share on the Determination Date less the amount of such cash dividend or distribution applicable to one Share (determined on the basis of the number of Shares outstanding at the close of business on the Determination Date), such increase to become effective immediately preceding the opening of business on the day following the date on which the Triggering Distribution is paid. If the amount of cash dividend or distribution applicable to one Share is equal to or greater than the

Market Price per Share on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any amount of cash pursuant to this Section 4.5(a)(6), such Holders shall not be entitled to receive such amount of cash but the Company shall have the right (at the sole option of the Company) to deliver either such amount of cash or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the amount of cash to which the Holders would otherwise have been entitled. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(7)
If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Shares shall expire, then, if the tender offer shall require the payment to shareholders of consideration per Share having a fair market value (determined as provided below) that exceeds the Closing Price per Share on the Trading Day next succeeding the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately preceding the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers Certificate delivered to the Trustee) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all Shares validly tendered and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Shares outstanding (less any Purchased Shares and excluding any Shares held in the treasury of the Company) at the Expiration Time and the Closing Price per Share on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of Shares outstanding (including Purchased Shares but excluding any Shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per Share on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately preceding the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase Shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of Shares actually purchased, if any. If the application of this clause (7) of Section 4.5(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (7).

(8)
For purposes of this Section 4.5, the term "tender offer" shall mean and include tender offers, take over bids and exchange offers, all references to "purchases" of Shares in tender offers (and all similar references) shall mean and include the purchase of Shares in tender offers and the acquisition of Shares pursuant to take over bids or exchange offers, and all references to "tendered Shares" (and all similar references) shall mean and include Shares tendered in both tender offers, take over bids and exchange offers.

(9)
For the purpose of any computation under this Section 4.5(a), "Market Price" shall mean the average of the Closing Prices for each of the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the "ex-date" with respect to the issuance, distribution, subdivision or combination requiring such computation. For purposes of this paragraph, the term "ex-date" when used with respect to any issuance, distribution or subdivision means the first date on which the seller of the Shares retains the right to a pending issuance or distribution on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution.

(b)
In any case in which this Section 4.5 shall require that an adjustment be made following a record date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 4.5, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.7) issuing to the Holder of any Security converted after such record date, Determination Date or Expiration Date the Shares and other Capital Stock of the Company issuable upon such conversion over and above the Shares and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities; provided, however, that if, prior to the date that is five years plus one day from the last Original Issue Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company shall have the right (at the sole option of the Company) to deliver either such Ineligible Consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date, Determination Date or Expiration Date had not occurred.

(c)
For purposes of this Section 4.5, "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Shares have the right to receive any cash, securities or other property or in which the Shares (or other applicable security) are exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(d)
If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company's Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.5, during such period.

4.6	No Adjustment.
(a)
No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.5 above (to the same extent as if the Securities had been converted into Shares immediately preceding such transactions) without converting the Securities held by such Holders.

(b)
No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.6(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c)
No adjustment in the Conversion Rate shall be required for issuances of Shares pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Shares.

(d)
To the extent that the Securities become, on or after the date that is five years plus one day from the last Original Issue Date or following the option of the Company, a successor or acquiror to deliver Ineligible Consideration, convertible into cash, no adjustment need be made thereafter as to the cash.

4.7	Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall first promptly provide the TSX or such other exchange on which the Securities are then listed written notice of the adjustment. The Company shall then also promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to provide or mail any such notices or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

4.8	Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.8.

4.9	Effect of Reclassification, Consolidation, Amalgamation, Merger or Sale on Conversion Privilege.
	(a)	If any of the following shall occur, namely:
(1)
any reclassification, recapitalization or other change of Shares issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any other transaction or event for which an adjustment is provided in Section 4.5);

(2)
any statutory share exchange, consolidation, amalgamation, arrangement, merger or other combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or a change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in outstanding Shares; or

		(3)	any sale or conveyance of all or substantially all the property and assets of the Company, directly or indirectly, to any person,

then the Company and any such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, recapitalization, change, combination, statutory share exchange, consolidation, amalgamation, arrangement, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture to this Indenture providing that the Holder, unless the Company makes an election under Section 3.9(d) (in which case the Securities shall be convertible into Public Acquiror Shares), convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, recapitalization, change, combination, statutory share exchange, consolidation, merger, amalgamation, arrangement, sale or conveyance by a holder of the number of Shares deliverable upon conversion of such Security immediately preceding such reclassification, recapitalization, change, combination, statutory share exchange, consolidation, merger, amalgamation, arrangement, sale or conveyance (assuming such holder of Shares did not exercise any right of election as to the kind or amount of stock, other securities or other property or assets, including cash, receivable upon such transaction, and provided that if the kind or amount of stock, other securities or other property or assets receivable upon such transaction is not the same for each Share in respect of which such rights of election shall not have been exercised, then the kind and amount shall be deemed to be the kind and amount receivable per Share by a plurality of the nonelecting shares); provided, however, that if, prior to the date that is five years plus one day from the last Original Issue

Date, Holders would otherwise be entitled to receive, upon conversion of the Securities, any Ineligible Consideration, such Holders shall not be entitled to receive such Ineligible Consideration but the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver either such Ineligible Consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act (or any successor provision) with a market value equal to the market value of such Ineligible Consideration. The Company shall give notice to the Holders at least 30 days prior to the effective date of such transaction in writing and by a press release on a national newswire stating the consideration into which the Securities will be convertible after the effective date of such transaction. After such notice, the Company or the successor or acquirer, as the case may be, may not change the consideration to be delivered upon conversion of the Security except in accordance with the this Article IV. Such supplemental indenture shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article IV. If, in the case of any such consolidation, merger, amalgamation, arrangement, combination, statutory share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Shares include Shares or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, amalgamation, arrangement, combination, statutory share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.9 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, amalgamations, arrangements, sales or conveyances. If this Section 4.9(a) applies to any event or occurrence, Section 4.5 shall not apply.

(b)	In the event the Company shall execute a supplemental indenture pursuant to this Section 4.9, the Company shall promptly file with the Trustee;
(1)
an Officers' Certificate briefly stating the reasons therefore, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, recapitalization, change, combination, consolidation, merger, amalgamation, arrangement, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with; and
(2)
an Opinion of Counsel that all conditions precedent thereto and hereunder have been complied with, and shall promptly mail notice thereof to all Holders. Failure to mail such notice or any defect therein shall not affect the validity of such transaction and such supplemental indenture.

4.10	Trustee's Disclaimer.
(a)
The Trustee shall have no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in acting and relying upon, an Officers' Certificate and Opinion of Counsel, including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.7. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article IV.

(b)
The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.9, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9.

4.11	Voluntary Increase.

The Company from time to time may increase the Conversion Rate, to the extent permitted by law, if the Board of Directors determines that such increase would be in the best interests of the Company, by any amount for any period of time if the period is at least 20 days. The increase is irrevocable during such period and the Company will give at least 15 days notice of such increase to the Trustee and Holders.

4.12	Payment of Cash in Lieu of Shares.
(a)
At the sole option of the Company, in lieu of delivery of some or all of the Shares otherwise issuable upon notice of conversion of any Securities, Holders surrendering Securities for conversion shall receive an amount of cash to be delivered per Security equal to (i) the number of Shares in respect of which the cash payment is being made, multiplied by (ii) the average of the Closing Price of the Shares for each of the ten consecutive Trading Days of the Conversion Reference Period, provided that after the consummation of a Change of Control in which the consideration is comprised entirely of cash, the amount used in clause (ii) of this paragraph will be the cash price per Share received by holders of Shares in such Change of Control. The Company will deliver such cash and any Shares, together with any cash payable for fractional shares, to such Holder in accordance with Section 4.2(a).

(b)
The Company will give notice of its election to deliver all or part of the conversion consideration in cash to the Holder converting its Securities within two Business Days of receipt by the Company of the Holder's notice of conversion unless the Company has already informed Holders of Securities of its election in connection with the optional redemption of Securities under Article III.

ARTICLE V
COVENANTS

5.1	Payment of Securities.
(a)
The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 11:00 a.m., Toronto time, on that date money and/or Shares, if applicable, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.2, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid in cash to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The principal amount, together with accrued and unpaid interest thereon, Redemption Price, Put Right Purchase Price or Change of Control Repurchase Price, if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Put Right Purchase Price or Change of Control Repurchase Price, on the Business Day following the applicable Put Right Purchase Date or Change of Control Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money and/or Shares, if applicable, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds and/or Shares, if applicable, on overdue principal amount and interest at the annual rate borne by the Securities compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

	(b)	Payment of the principal of and interest, if any, on the Securities shall be made at the offices or agencies of the Company maintained for that purpose in Cities of Montreal, Toronto, Vancouver, Calgary, Winnipeg and Halifax (which shall initially be at the address set forth in Section 2.5(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by cheque mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

(c)
Notwithstanding Section 5.1(b), if Securities are represented by one or more Global Securities, interest payments on Global Securities will be made by wire transfer on the Interest Payment Date and delivered to the Depository or its nominee, as the case may be. Principal amount payments on Global Securities will be made by wire transfer delivered to the Depository or its nominee, as the case may be, at maturity against surrender to the Trustee of the Global Security. As long as the Depository or the nominee is the registered owner of a Global Security, the Depository or the nominee, as the case may be, will be considered the sole owner of the Global Security for the purposes of receiving payments of principal and interest on the Security and for all other purposes under the Trust Indenture and the Security. The forwarding of any such payments of principal  and interest to the Depository or the nominee shall satisfy and discharge the liability in respect of such amounts on such Security to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld).

5.2	Reporting Requirements
(a)
The Company shall file with the Trustee within 15 days after the filing thereof with securities commissions or similar regularoty authorities in each of the provinces of Canada, copies of all reports and other information and documents that the Company is required to file with such securities commissions or similar regulatory authorities and deliver to the Holders; provided however that any reports, information and documents filed on The System for Electronic Document Analysis and Retrieval (SEDAR) shall be deemed to be filed with the Trustee. The Company will provide copies of such reports, information and documents to Holders upon request.

(b)
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

5.3	Compliance Certificates.
The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2005), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 5.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

5.4	Further Instruments and Acts.
Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

5.5	Maintenance of Corporate Existence.
Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

5.6	Rule 144A Information Requirement.
Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial Holder of the Securities make available to such Holder or beneficial Holder of Securities or any Shares issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Shares designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial Holder of such Securities or such Shares may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company.

5.7	Stay, Extension and Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.8	Payment of Additional Amounts.
All payments made by or on behalf of the Company under or with respect to the Securities (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax, including without limitation any taxes imposed under Part XIII of the Tax Act (or any successor legislation of similar effect) ("Canadian Taxes"), unless the Company is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of, Canadian Taxes. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Company will pay as additional interest such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder after such withholding or deduction (including any withholding or deduction required to be made in respect of Additional Amounts) will not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted and similar payment (the term "Additional Amounts" shall also include any such similar payments) will also be made by the Company to Holders (other than Excluded Holders) of Securities that are not subject to withholding but are required to pay tax directly on amounts otherwise subject to withholding; provided, however, that no Additional Amounts will be payable with respect to:

(a)	a payment made to a Holder or former Holder of Securities (an "Excluded Holder") in respect of the beneficial owner thereof:
	(i)	with which the Company does not deal at arm's length (within the meaning of the Tax Act (or any successor legislation of similar effect)) at the time of making such payment;
(ii)
that is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirement which applies generally to Holders of Securities who are not residents of Canada, at least sixty (60) days prior to the effective date of any such imposition or change, the Company shall give written notice, in the manner provided in this Indenture, to the Trustee and the Holders of the Securities then outstanding of such imposition or change, as the case may be, and provide the Trustee and such Holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirement); or

(iii)
that is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Securities or the receipt of payments or exercise of any enforcement rights, thereunder; or

(b)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge ("Excluded Taxes").
The Company will (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Company will furnish to the Trustee, within thirty (30) days after the date the payment of any Canadian Taxes is due pursuant to applicable law in respect of such Securities, certified copies of tax receipts evidencing such payment by the Company.

The Company will indemnify and hold harmless each Holder of any Securities (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request reimburse each such Holder for the amount of:

(a)
any Canadian Taxes so levied or imposed and paid by such Holder as a result of the failure of the Company to withhold or deduct any amounts for, or on account of, Canadian Taxes under this Section 5.8.

(b)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and
(c)	any Canadian Taxes levied or imposed and paid by the Holder with respect to any reimbursement under clause (a) or (b) above.
Whenever in this Indenture there is mentioned, in any context, the payment of principal and interest or any other amount payable under or with respect to any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Anything in this Indenture to the contrary notwithstanding, the covenants and provisions of this Section 5.8 shall survive any termination or discharge of this Indenture, and the repayment of all or any of the Securities, and shall remain in full force and effect.

5.9	Maintenance of Office or Agency.
The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. Another such office or agency shall be the one referred to in Section 5.1(b). The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.1. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

ARTICLE VI
CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

6.1	Company may Consolidate, Etc., Only on Certain Terms.
(a)
The Company may not, without the consent of the Holders, consolidate with or amalgamate or merge with or into any Person or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company to another Person unless:

(1)
The Person formed by such consolidation or into which the Company is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Company is a corporation incorporated and existing under the laws of Canada or any province or territory thereof or the laws of the United States and such corporation (if other than the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets;
		(2)	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
(3)
if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)
For purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another wholly-owned Subsidiary of the Company), which, if such properties or assets were directly owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company.

6.2	Successor Substituted.
Upon any consolidation of the Company with, or amalgamation or merger of the Company into, any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is amalgamated or merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE VII
DEFAULT AND REMEDIES

7.1	Events of Default.
	(a)	An "Event of Default" shall occur if:

(1)
the Company shall fail to pay when due the principal amount or any Redemption Price, Put Right Purchase Price or Change of Control Repurchase Price of any Security when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or

(2)	the Company shall fail to pay an installment of cash interest, if any, on any of the Securities, which failure continues for 30 days after the date when due; or
(3)
the Company shall fail to deliver when due all cash and Shares or other consideration, including any Make-Whole Premium, deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)
the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture, including, without limitation, the requirement to make a Change of Control Purchase Offer for a period of 30 days after receipt by the Company of a Notice of Default specifying such failure; or

(5)
the Company defaults in the payment of principal when due or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6)	the Company pursuant to or within the meaning of any Bankruptcy Law:
	(A)	commences as a debtor a voluntary case or proceeding; or
	(B)	consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; or
	(C)	consents to the appointment of a Receiver of it or for all or substantially all of its property; or
	(D)	makes a general assignment for the benefit of its creditors; or
	(E)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

		(F)	consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or
	(7)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
		(A)	grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt; or
		(B)	appoints a Receiver of the Company or for all or substantially all of the property of the Company; or
		(C)	orders the winding up or liquidation of the Company;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada) (or any successor thereto), the Companies' Creditors Arrangement Act (Canada) (or any successor thereto), or Title 11, United States Code (or any successor thereto), any similar Canadian federal or provincial, United States or foreign law for the relief of debtors. The term "Receiver" means any receiver (interim or otherwise), trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b)
Notwithstanding Section 7.1(a) no Event of Default under clauses (4) or (5) of Section 7.1(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a "Notice of Default"), and the Company does not cure the Default within the time specified in clause (4) or (5) of Section 7.1(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 7.1 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 7.1 is cured, it ceases.

(c)	The Company will deliver to the Trustee, within 5 Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.
The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Trust Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

7.2	Acceleration.
If an Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 7.1(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 7.1(a)(6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 8.7 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

7.3	Other Remedies.
(a)
If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

7.4	Waiver of Defaults and Events of Default.
Subject to Sections 7.7 and 10.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Shares or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 10.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases.

7.5	Control by Majority.
The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

7.6	Limitations on Suits.
(a)
A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article IV) unless:

		(1)	the Holder gives to the Trustee written notice of a continuing Event of Default;
		(2)	the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;
		(3)	such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any loss, liability or expense;
		(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b)
No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

7.7	Rights of Holders to Receive Payment and to Convert.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount and interest, if any, Redemption Price, Put Right Purchase Price, or Change of Control Repurchase Price in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon redemption, repurchase, or otherwise), and to convert such Security in accordance with Article IV and receive payment of any Make-Whole Premium, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article IV, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

7.8	Collection Suit by Trustee.
If an Event of Default described in clause (1) or (2) of Section 7.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

7.9	Trustee may File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

7.10	Priorities.
	(a)	If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:
		(1)	First, to the Trustee for amounts due under Section 8.7;

(2)
Second, to Holders for amounts due and unpaid on the Securities for the principal amount and interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders' Securities;

		(3)	Third, to such other Person or Persons, if any, to the extent entitled thereto; and
		(4)	Fourth, the balance, if any, to the Company.
	(b)	The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.
7.11	Appointment of Co-Trustee.
It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)	all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and
(b)	no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.
Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

ARTICLE VIII
TRUSTEE

8.1	Indenture Legislation.
	(a)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.
(b)
The Company agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Indenture Legislation. The Trustee agrees that it will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Indenture Legislation.

8.2	Obligations of Trustee.
(a)
The Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent trustee would exercise or use under the circumstances in the conduct of his or her own affairs.

	(b)	The Trustee need perform only those duties as are specifically set forth in this Indenture and no others.

In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

	(c)	The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:
		(1)	this paragraph does not limit the effect of Section 8.1(b);
		(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
		(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.
(d)
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

	(e)	Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.2.
(f)
The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

8.3	Rights of Trustee.
	(a)	Subject to Section 8.1:
(1)
The Trustee may act and rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)
Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.2(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

(3)	The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(4)	The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.
(5)
The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)
The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided funding and security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7)
The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8)
The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(9)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified,

are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

8.4	Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Section 8.10.

8.5	Trustee's Disclaimer.
The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities. It shall not be accountable for the Company's use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

8.6	Notice of Default or Events of Default.
If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security (and to beneficial owners as required by applicable law) notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Company's failure to convert Securities when obligated to convert them.

8.7	Compensation and Indemnity.
(a)
The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

(b)
The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 8.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

	(c)	The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence, willful misconduct or bad faith.
	(d)	The obligations of the Company under this Section 8.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.
(e)
When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) of Section 7.1(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

8.8	Replacement of Trustee.
(a)
The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company's written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a successor Trustee in accordance with this Section 8.8.

(b)
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c)
If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

	(d)	If the Trustee fails to comply with Section 8.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and following the payment of all outstanding fees and expenses owed to the Trustee under this Indenture, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

	(f)	A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.
	(g)	Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee. .
8.9	Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 8.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder (and to beneficial owners as required by applicable law).

8.10	Eligibility; Disqualification.
(a)
For so long as required by applicable Canadian law, there shall be a Trustee under this Indenture. The Trustee shall at all times be a company organized under the laws of Canada or any province thereof and authorized under such laws to carry on trust business therein.

	(b)	The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
	(c)	If at any time the Trustee shall cease to satisfy any requirements of this Section 8.10, it shall resign immediately in the manner and with the effect specified in this Article VIII.

ARTICLE IX
SATISFACTION AND DISCHARGE OF INDENTURE

9.1	Satisfaction and Discharge of Indenture.
(a)
This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(A)
all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9 and (ii) Securities for whose payment has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 9.3) have been delivered to the Trustee for cancellation; or

	(B)	all such Securities not theretofore delivered to the Trustee for cancellation,
		(i)	have become due and payable,
		(ii)	will become due and payable at the Final Maturity Date within one year, or
(iii)
are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of a Redemption Notice by the Trustee in the name, and at the expense, of the Company;

provided in the case of clause (B), that
(1)
the Company has deposited with the Trustee or a Paying Agent (other than the Company or any of its Affiliates) as trust funds in trust for the purpose of and in an amount of money and/or Shares, if applicable, sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Final Maturity Date or Redemption Date, as the case may be. In the event that the Company exercises its right to redeem the Securities as provided in Article III, the Company shall have the right to withdraw its funds and/or Shares, if applicable, previously deposited with the Trustee or Paying Agent pursuant to the immediately preceding sentence;

	(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
(3)
the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article IV and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 9.1(a), the provisions of Sections 2.5, 2.6, 2.7, 2.8, 2.9, 2.14, 5.1 and 11.12, Article IV and this Article IX, shall survive until the Securities have been paid in full. Provided that the indemnity in Section 8.7 shall not be extinguished by the payment of the Securities.

9.2	Application of Trust Money.
(a)
Subject to the provisions of Section 9.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money and/or Shares, if applicable, deposited with it pursuant to Section 9.1 and shall apply the deposited money and/or Shares, if applicable, in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

(b)
The Trustee may retain any cash balance held in connection with this Indenture and may, but need not, hold the same in its deposit department or the deposit department of one of its Affiliates; but the Trustee and its Affiliates shall not be liable to account for any profit to the Company or any other person or entity other than at a rate, if any, established from time to time by the Trustee or its Affiliates. For the purpose of this Section 9.2(b), "Affiliate" means affiliated companies within the meaning of the Canada Business Corporations Act ("CBCA"); and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and Mellon Bank, N.A. and each of their affiliates within the meaning of the CBCA.

9.3	Repayment to Company.
	(a)	The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money and/or Shares, if applicable, deposited with them pursuant to Section 9.1(a) held by them at any time.
(b)
The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, remit to the Company upon request any money and/or Shares, if applicable, held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money and/or Shares, if applicable, have matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such remittance, may at the expense of the Company cause to be mailed to each Holder entitled to such money and/or Shares, if applicable, notice that such money and/or Shares, if applicable, remain unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money and/or Shares, if applicable, then remaining will be remitted to the Company. After remittance to the Company, Holders entitled to money and/or Shares, if applicable, must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

9.4	Reinstatement.
(a)
If the Trustee or any Paying Agent is unable to apply any money and/or Shares, if applicable, in accordance with Section 9.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money and/or Shares, if applicable, in accordance with Section 9.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money and/or Shares, if applicable, held by the Trustee or such Paying Agent.

(b)
If pursuant to the last sentence of Section 9.1(a)(1), the Company withdraws its previously deposited funds and/or Shares, if applicable, as a result of its exercise of its redemption right, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit has occurred pursuant to Section 9.1.

ARTICLE X
AMENDMENTS; SUPPLEMENTS AND WAIVERS

10.1	Without Consent of Holders.
	(a)	The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:
		(1)	evidencing a successor to the Company and the assumption by that successor of the Company's obligations under this Indenture and the Securities;

		(2)	adding to the Company's covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;
		(3)	securing the Company's obligations in respect of the Securities;
		(4)	adding a guarantor of the Securities;
		(5)	evidencing and providing for the acceptance of the appointment of a successor Trustee in accordance with Article VIII;
		(6)	complying with any requirements in order to effect or maintain the qualification of this Indenture under Indenture Legislation;
(7)
providing for conversion rights of Holders if any reclassification, recapitalization or other change of Shares or any consolidation, amalgamation, arrangement, merger or sale, conveyance, transfer of lease of all or substantially all of the Company's property and assets occurs or otherwise complying with the provisions of this Indenture in the event of a merger, amalgamation, consolidation or sale, conveyance, transfer or lease of assets (including the provisions of Section 4.9 and Article VI);

		(8)	increasing the Conversion Rate, provided that the increase will not adversely affect the interests of Holders;
		(9)	curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture;
		(10)	modifying the provisions of this Indenture in order to comply with the CTA; or
		(11)	modifying any other provisions of this Indenture in any manner that will not adversely affect the interests of the Holders in any material respect.
(b)
The Company may, without consent of any Holder of a Security or the Trustee, amend this Indenture for the purpose of surrendering the Company's right to issue Shares upon conversion, redemption, purchase or repayment at maturity of the Securities.

10.2	With Consent of Holders.
(a)
Subject to Section 10.1, the Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding or by the adoption of a resolution at a meeting of Holders by at least a majority in aggregate principal amount of the Securities represented at the meeting. However, subject to

Section 10.3, without the written consent of each Holder affected, an amendment, supplement or waiver may not:
	(1)	alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on, any Security;
	(2)	make any of the Securities payable in money or securities other than that stated in the Securities;
	(3)	change the stated maturity of any Security;
(4)
reduce the principal amount, Redemption Price, Put Right Purchase Price, or Change of Control Repurchase Price (as applicable) with respect to any of the Securities, the amount payable upon redemption or purchase pursuant to Article III or the Make-Whole Premium, with respect to any Security;

	(5)	make any change that adversely affects the rights of a Holder to convert any of the Securities in any material respect;
	(6)	make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders in any material respect;
	(7)	impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security; or
	(8)	change the provisions in this Indenture that relate to modifying or amending this Indenture.
(b)
Without limiting the provisions of Section 10.2(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except an uncured failure to pay when due the principal amount, accrued and unpaid interest, Redemption Price, Put Right Purchase Price or Change of Control Repurchase Price, if any and as applicable, or a default in the obligations to deliver Shares with respect to any Security, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c)
Notwithstanding anything to the contrary contained in this Section 10.2, this Indenture may not be amended or supplemented in respect of any event described in Section 10.2(a) in a manner which adversely affects the rights of Holders without the prior written consent of the TSX or such other exchange on which the Securities are then listed.
(d)
After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

10.3	Revocation and Effect of Consents.
(a)
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(b)
After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security, unless it makes a change described in any of clauses (1) through (8) of Section 10.2(a). In the case of an amendment, supplement, or waiver that makes a change described in any of clauses (1) through (8) of Section 10.2(a), the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

10.4	Notation on or Exchange of Securities.
If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

10.5	Trustee to Sign Amendments, Etc.
The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article X if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 8.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

10.6	Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE XI
MEETINGS OF HOLDERS

11.1	Right to Convene Meetings.
The Trustee may at any time and from time to time convene a meeting of the Holders, and the Trustee shall convene a meeting of the Holders upon receipt of a request of the Company or a written request signed by the Holders of not less than 25% of the principal amount on the Securities then outstanding and upon being funded and indemnified to its reasonable satisfaction by the Company or by the Holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Company or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held in Montreal, Québec, or at such other place as may be approved or determined by the Trustee, the Company or the Holders as convened in accordance with this Section 11.1.

11.2	Notices of Meetings.
Notice of a meeting of Holders shall be given to the Holders in the manner specified in Section 12.1  at least 25 days prior to the date of the meeting, and a copy of any notice sent by mail to Holders shall be sent by mail to the Trustee (unless the meeting has been called by it) and to the Company (unless the meeting has been called by it). A notice of a meeting of Holders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article XI.

11.3	Chairman.
The Holders present in person or represented by proxy shall choose an individual present to be the chairman of the meeting who need not be a Holder.

11.4	Quorum.
The quorum for a meeting of Holders shall be Holders present in person or represented by proxy and owning or representing at least 25% of the aggregate principal amount of the Securities then outstanding. If a quorum is not present within 30 minutes from the time fixed for the holding of a meeting, the meeting, if convened by the Holders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Securities then outstanding.

11.5	Power to Adjourn.
The chairman of a meeting at which a quorum of Holders is present may, with the consent of the Holders of a majority of the aggregate principal amount of the Securities present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6	Show of Hands.
Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Securities, if any, held by him.

11.7	Poll.
On any resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Holders or proxyholders for Holders holding at least $10,000 principal amount of Securities after a vote by show of hands, demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.

11.8	Voting.
On a show of hands, every Person who is present and entitled to vote, whether as a Holder or as proxyholder for one or more Holders or both, shall have one vote. On a poll, each Holder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Securities held by such Holder on the record date fixed for the meeting. A proxyholder need not be a Holder. In the case of joint Holders of a Security, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more  than one of them are present in person or represented by proxy, they shall vote together in respect of the Securities of which they are joint Holders.

In the case of a Global Note, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Holders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository's designation.

11.9	Company and Trustee May Be Represented.
The Company and the Trustee, by their respective officers, directors and employees, and the legal advisers of the Company and the Trustee may attend any meeting of the Holders, but shall have no voting rights.

11.10	Minutes.
Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.

11.11	Binding Effect of Resolutions.
Every resolution passed in accordance with the provisions of this Article XI at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and each and every Holder and the Trustee (subject to the provisions for its remuneration, indemnification and protection herein contained) shall be bound to give effect accordingly to every such resolution.

11.12	Record Date for Vote or Consent of Holders of Securities.
The Company (or, in the event deposits have been made pursuant to Section 9.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.3, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

11.13	Rules by Trustee, Paying Agent, Registrar and Conversion Agent.
The Trustee, or the Company with the approval of the Trustee, may from time to time make such other reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

ARTICLE XII
MISCELLANEOUS

12.1	Notices.
Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

ACE Aviation Holdings Inc.
5100, De Maisonneuve West
Montreal, Québec
H4A 3T2
Attention: Chief Legal Officer
Facsimile No.: (514) 205-7863
Telephone No.: (514) 205-7852

with a copy to:

Stikeman Elliott LLP
1155 René-Lévesque Blvd. West
40th Floor
Montreal, Québec
H3B 3V2
Attention: Jean Marc Huot
Facsimile No: (514) 397-3222
Telephone No: (514) 397-3276

if to the Trustee, to:

CIBC Mellon Trust Company
2001 University Street
Suite 1600
Montreal, Québec
H3A 2A6
Attention: Manager, Fiduciary Services
Facsimile No: (514) 285-3640
Telephone No: (514) 285-3600

and any such notice or communication delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if transmitted by facsimile transmission the day of transmission or, if such day is not a Business Day, on the first Business Day following the day of transmission; provided that if such notice or communication is delivered or transmitted by facsimile transmission after 4 p.m. (Toronto time), such notice will be deemed to be received on the next Business Day.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Security (and to beneficial owners as required by applicable law) shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

12.2	Mail Service Interruption.
If by reason of any interruption of mail service, actual or threatened, any notice or communication to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice or communication by mail is deemed to have been given pursuant to Section 12.1, such notice or communication shall be valid and effective only if delivered at the appropriate address in accordance with Section 12.1.

12.3	Certificate and Opinion as to Conditions Precedent.
	(a)	Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
(1)
an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)
an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

	(b)	Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)	a statement that the person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

12.4	Day not a Business Day.

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

12.5	Governing Law.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the Province of Ontario. The Company has submitted to the non-exclusive jurisdiction of any court of the Province of Ontario for purposes of all legal actions and proceedings instituted in connection with the Indenture and the Securities.

12.6	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

12.7	No Recourse Against Others.

All liability described in paragraph 21 of the Securities of any director, officer, employee or shareholder, as such, of the Company hereby is waived and released by each of the Holders.

12.8	No Security Interest Created.

Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under personal property security legislation in Canada (including the Civil Code), the Uniform Commercial Code in the United States or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

12.9	Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the Holders of Securities (and each such person who becomes a Holder of Securities), the Trustee and to the extent provided in Section 7.5, the holders of Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

12.10	Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

12.11	Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

12.12	Choice of Language.

The parties hereby acknowledge that they have expressly required this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. In the event of any contradiction, discrepancy or difference between the English language version and the French language version of the texts of the forms of Securities, the English language version shall govern. Les parties reconnaissent avoir expressément demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donnés ou conclus en vertu des dispositions des présentes, soit rédigés en anglais seulement.

12.13	Other Currencies.

For the purpose of making any computation under this Indenture, any currency other than Canadian dollars shall be converted into Canadian dollars at the applicable Bank of Canada noon rate of exchange for purchases or sales of Canadian dollars as applicable in the circumstances on the date on which such computation is to be made.

12.14	Severability.

If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other party or circumstances.

12.15	No Conflict of Interest.

The Trustee represents to the Company that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee's role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee's role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Company at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Securities shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.

12.16	Assignment and Enurement.

The parties hereto acknowledge and agree, and any beneficiaries hereunder are hereby deemed to have acknowledged and agreed that the Trustee may, without the consent of any other party, assign all of its rights and duties under this Indenture, and under any ancillary agreements executed in connection herewith, to such federal trust company as may result from CIBC Mellon Trust Company being continued as a trust company pursuant to the terms of the Trust and Loan Companies Act (Canada). Any such assignment shall be effective without the need for any further notice or advice to, or approval of, the parties hereto and without any further act or formality whatsoever.

12.17	Acceptance of Trusts.

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Holders from time to time, subject to the terms and conditions of this Indenture.

12.18	Counterparts and Formal Date.

This Indenture may be executed in several counterparts, each of which, when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of April 6, 2005.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ACE AVIATION HOLDINGS INC.

By:
Name:	Robert A. Milton
Title:	Chairman, President and Chief Executive Officer

CIBC MELLON TRUST COMPANY

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

FORM OF SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS&CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS&CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CDS&CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THIS SECURITY AND THE SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIROR

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE U.S. SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT;

(2)
AGREES FOR THE BENEFIT OF THE CORPORATION THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE LAST ORIGINAL ISSUE DATE HEREOF (WHICH WOULD INCLUDE THE EXERCISE OF THE OVERALLOTMENT OPTION) AND THE LAST DATE ON WHICH THE CORPORATION OR ANY AFFILIATE OF THE CORPORATION WAS THE

_______________________________
1           This paragraph should be included only if the Security is a Global Security.

OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE U.S. SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO THE CORPORATION OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE U.S. SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE U.S. SECURITIES ACT;

(D)	IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; OR

(E)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

FOR ANY TRANSFER IN ACCORDANCE WITH 2(D) ABOVE, THE LEGEND MAY BE REMOVED BY PROVIDING A DULY COMPLETED AND SIGNED CERTIFICATE, THE FORM OF WHICH MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY (THE "TRUSTEE"), TO THE TRUSTEE. FOR ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE LEGEND MAY BE REMOVED BY DELIVERY TO THE TRUSTEE OF AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH LEGEND IS NO LONGER REQUIRED UNDER APPLICABLE REQUIREMENTS OF THE U.S. SECURITIES ACT OR STATE SECURITIES LAWS.2

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2    These paragraphs to be included only if the Security is a Restricted Security.

ACE AVIATION HOLDINGS INC.

4.25% Convertible Senior Notes due 2035

No.	CUSIP/ISIN:	[	/	]

ACE Aviation Holdings Inc., a Canadian corporation, promises to pay to CDS&Co. or registered assigns the principal amount set forth in the attached Schedule 1 on June 1, 2035.

This Security shall bear interest as specified in this Security.

This Security is convertible as specified in this Security.

Additional provisions of this Security are set forth in this Security.

Dated: ●, 2005

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ACE AVIATION HOLDINGS INC.

By:
		Name:	Robert A. Milton
		Title:	Chairman, President and Chief Executive Officer

Dated: ___________________________, 2005

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

CIBC MELLON TRUST COMPANY, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

ACE AVIATION HOLDINGS INC.

 CONVERTIBLE SENIOR NOTES DUE 2035

1.           INTEREST

ACE Aviation Holdings Inc., a Canadian corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 4.25% per annum. The Company shall pay interest semi-annually on June 1 and December 1 of each year (each an "Interest Payment Date"), commencing December 1, 2005. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase or redemption date, as the case may be). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

No sinking fund is provided for the Securities.

2.           MATURITY

The Securities will mature on June 1, 2035.

3.           METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on May 15 or November 15 (or on the next Business Day, if such date is not a Business Day), as the case may be, (each, a "Regular Record Date") next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in the lawful currency of Canada. The Company may pay principal and interest in respect of any Certificated Security by cheque or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest cheque to the Holder's registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

In respect of the payment of principal, together with accrued and unpaid interest thereon, the Company may, in certain circumstances, elect to satisfy its obligation to pay such principal and interest, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, in the Indenture.

4.           PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, CIBC Mellon Trust Company (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

5.           INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 4.25% Convertible Senior Notes Due 2035 (the "Securities"), issued under an Indenture dated as of April 6, 2005 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to indenture legislation. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said legislation for a statement of them. In the event of any contradiction or inconsistency between the provisions of the Indenture and this Security, the provisions of the Indenture shall prevail.

The Securities are senior unsecured obligations of the Company limited to $330,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

6.           ADDITIONAL AMOUNTS.

 The Company will pay to the Holders such Additional Amounts as may become payable under Section 5.8 of the Indenture.

7.           REDEMPTION AT THE OPTION OF THE COMPANY

Subject to Section 3.8 of the Indenture, prior to June 6, 2008, the Securities shall not be redeemable. On or after June 6, 2008, the Company may, at its option, redeem the Securities for cash, as a whole at any time or from time to time in part at a redemption price of 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, up to but not including the applicable Redemption Date (the "Redemption Price"); provided that if the Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will instead be payable on such Interest Payment Date to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date. Securities or portions of Securities called for redemption shall be convertible by the Holder until the close of business on the Business Day prior to the relevant Redemption Date. The Company may elect to satisfy its obligation to pay the Redemption Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6 of the Indenture.

8.           REDEMPTION NOTICE

Subject to Section 3.8 of the Indenture, a redemption notice, as set forth in Section 3.3 of the Indenture, (the "Redemption Notice") will be mailed by first-class mail at least 30 days but not more than 60 days before a Redemption Date to each Holder of Securities (and to beneficial owners as required by applicable law) to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds and/or Shares, if applicable, sufficient to pay the Redemption Price, such Securities or portions of them called for redemption will cease to be outstanding, whether or not the Security is delivered to the Paying Agent, and the rights of the Holder in respect thereof shall cease (other than the right to receive the Redemption Price).

9.           REDEMPTION FOR TAX REASONS.

The Company may at any time, at its option, redeem the Securities, in whole but not in part, at the Redemption Price, if the Company has become or would become obligated to pay to the Holders Additional Amounts (which are more than a de minimus amount, as determined by the Company, acting reasonably) as a result of any amendment or change occurring after March 30, 2005 in the laws or any regulations of Canada or any Canadian political subdivision or taxing authority, or any change occurring after March 30, 2005 in the interpretation or application of any such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination); provided the Company cannot avoid these obligations by taking reasonable measures available to it and that it delivers to the Trustee an opinion of Canadian legal counsel specializing in taxation and an Officers' Certificate attesting to such change and obligation to pay Additional Amounts. The Company will not and will not cause any Paying Agent or the Trustee to deduct from such Redemption Price any amounts on account of, or in respect of, any Canadian Taxes other than Excluded Taxes (except in respect of certain Excluded Holders). In such event, the Company will give the Trustee and the Holders of the Securities notice of this redemption in accordance with the notice requirements of Section 3.3 of the Indenture, except that (i) the Company will not give Redemption Notice earlier than 60 days prior to the earliest date on or from which it would be obligated to pay any such Additional Amounts, and (ii) at the time the Company gives the notice, the circumstances creating its obligation to pay such Additional Amounts remain in effect. For greater certainty, the Company may elect to satisfy its obligation to pay the Redemption Price pursuant to this Section, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.6 of the Indenture.

Upon receiving such Redemption Notice, each Holder who does not wish to have the Company redeem its Securities pursuant to Section 3.8 of the Indenture can elect to (i) convert its Securities pursuant to Article IV of the Indenture or (ii) not have its Securities redeemed, provided that no Additional Amounts will be payable by the Company on any payment of interest or principal with respect to the Securities after such Redemption Date. All future payments will be subject to the deduction or withholding of any Canadian Taxes required to be deducted or withheld.

Where no such election is made, the Holder will have its Securities redeemed without any further action. If a Holder does not elect to convert its Securities pursuant to Article IV of the Indenture but wishes to elect to not have its Securities redeemed, such Holder must deliver to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the notice of redemption, a written notice of election (the "Notice of Election") on the back of this Security, or any other form of written notice substantially similar to the Notice of Election, in each case, duly completed and signed, so as to be received by the Paying Agent no later than the close of business on a Business Day at least five Business Days prior to the Redemption Date.

A Holder may withdraw any Notice of Election by delivering to the Company (if the Company is acting as its own Paying Agent), or to a Paying Agent designated by the Company in the notice of redemption, a written notice of withdrawal prior to the close of business on the Business Day prior to the Redemption Date.

10.           CHANGE OF CONTROL

Subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase all of the outstanding Securities for cash, subject to certain exceptions described in the Indenture. The Company may elect to satisfy its obligation to pay the Change of Control Repurchase Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.13 of the Indenture. The Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is 30 Business Days after the date that a Change of Control Company Notice is delivered, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Change of Control Repurchase Date. The Holder shall have the right to withdraw any Change of Control Repurchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Change of Control Repurchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

11.           PURCHASE OF SECURITIES AT OPTION OF HOLDER ON SPECIFIED DATES

At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on the applicable Put Right Purchase Date at the applicable Put Right Purchase Price. The Company may elect to satisfy its obligation to pay the Put Right Purchase Price, in whole or in part, by delivering Shares, as provided for, and subject to the conditions, under Section 3.15 of the Indenture. The Holder shall have the right to withdraw any Put Right Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Put Right Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

12.           CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. At the sole option of the Company, in lieu of receiving Shares, a Holder will receive an amount of cash to be delivered per Security equal to (i) the number of Shares in respect of which the cash payment is being made, multiplied by (ii) the average of the Closing Price of the Shares for each of the ten consecutive Trading Days of the Conversion Reference Period, provided that after the consummation of a Change of Control in which the consideration is comprised entirely of cash, the amount used in this clause (ii) will be the cash price per Share received by holders of Shares in such Change of Control.

13.           DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

14.           PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

15.           MERGER OR CONSOLIDATION

The Company may not, without the consent of the Holders, consolidate with or amalgamate or merge with or into any Person or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company to another Person unless: (1) the Person formed by such consolidation or into which the Company is amalgamated or merged, or the Person which acquires by sale, conveyance, transfer or lease all or substantially all of the properties and assets of the Company is a corporation incorporated and existing under the laws of Canada or any province or territory thereof or the laws of the United States and such corporation (if other than the Company) expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and the Indenture and the performance or observance of every covenant and provision of the Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV of the Indenture, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company's assets; (2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (3) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, amalgamation, merger or sale, conveyance, transfer or lease, delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with Article VI of the Indenture and, if a supplemental indenture to the Indenture is required in connection with such transaction, such supplemental indenture complies with Article VI of the Indenture, and that all conditions precedent herein provided for relating to such transaction have been complied with; provided however, for purposes of the foregoing, the sale, conveyance, transfer or lease (in a single transaction or a series of related transactions) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another wholly-owned Subsidiary of the Company), which, if such properties or assets were directly owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company.

16.           UNCLAIMED MONEY AND/OR SHARES

If money and/or Shares, if applicable, for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will remit the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money and/or Shares, if applicable, must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

17.           AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect. The Company may also amend the Indenture, without consent of the Holders or the Trustee, for the purpose of surrendering the Company's right to issue Shares upon conversion of the Securities.

18.           SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

19.           DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(1)	the Company shall fail to pay when due the principal amount or any Redemption Price, Put Right Purchase Price or Change of Control

Repurchase Price of any Security, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise; or

(2)	the Company shall fail to pay an installment of cash interest on any of the Securities, which failure continues for 30 days after the date when due; or

(3)
the Company shall fail to deliver when due all cash and Shares or other consideration, including a Make-Whole Premium, deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)
the Company shall fail to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture, including, without limitation, the requirement to make a Change of Control Purchase Offer for a period of 30 days after receipt by the Company of a Notice of Default specifying such failure; or

(5)
the Company defaults in the payment of principal when due or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $50 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(6)	the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences as a debtor a voluntary case or proceeding; or

(B)	consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; or

(C)	consents to the appointment of a Receiver of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of its creditors; or

(E)	files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)	consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(7)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	grants relief against the Company in an involuntary case or proceeding or adjudicates the Company insolvent or bankrupt; or

(B)	appoints a Receiver of the Company or for all or substantially all of the property of the Company; or

(C)	orders the winding up or liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada) (or any successor thereto), the Companies' Creditors Arrangement Act (Canada) (or any successor thereto), or Title 11, United States Code (or any successor thereto), any similar Canadian federal or provincial, United States or foreign law for the relief of debtors. The term "Receiver" means any receiver (interim or otherwise), trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Notwithstanding the above, no Event of Default under clauses (4) or (5) above shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a "Notice of Default"), and the Company does not cure the Default within the time specified in clause (4) or (5), as applicable, after receipt of such notice.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) above) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in clauses (6) or (7) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under the Indenture have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company's compliance with the Indenture and knowledge or status of any Default.

20.           TRUSTEE DEALINGS WITH THE COMPANY

CIBC Mellon Trust Company, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

21.           NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

22.           AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

23.           ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

24.           INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the Province of Ontario. The Company has submitted to the non exclusive jurisdiction of any court of the Province of Ontario for purposes of all legal actions and proceedings instituted in connection with the Indenture and the Securities.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: ACE Aviation Holdings Inc., 5100, De Maisonneuve West, Montreal, Québec, H4A 3T2, Attention: Chief Legal Officer, Facsimile No: (514) 205-7863, Telephone No: (514) 205-7852.

SCHEDULE 1

TO THE GLOBAL SECURITY

Initial Principal Amount: Cdn$●

The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Adjustments

Date	Amount of Increase	Amount of Decrease	New Principal Amount	Maturity Date	Authorization

Authorization:

CIBC MELLON TRUST COMPANY

By:

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and postal code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your signature

Date:
(sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

__________________

*
The signature must be guaranteed by a bank, a trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

RESIDENCY DECLARATION FORM

ACE AVIATION HOLDINGS INC.

TO:                      CIBC Mellon Trust Company

With respect to the issuance of Class A variable voting shares or Class B voting shares of ACE Aviation Holdings Inc. (the "Company"), undersigned transferee hereby certifies and declares that:

(a)	☐	it will be the registered holder and the beneficial owner and will have Control of the shares to be transferred; or
	☐	it will either be the registered holder (including an agent or a nominee) or the beneficial owner or will have Control of the shares to be transferred.
(b)	☐	the registered holder and the beneficial owner and the person who will have Control of the shares to be transferred is a Canadian (as defined below); or
	☐	either one of the registered holder or the beneficial owner or the person who will have Control of the shares to be transferred is not a Canadian (as defined below).

"Control" means control in any manner that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, an agreement or arrangement, the ownership of any body corporate or otherwise, and, without limiting the generality of the foregoing,

(a)	a body corporate is deemed to be controlled by a person if

(i)
securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are held, otherwise than by way of security only, by or for the benefit of that person; and

(ii)	the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; and

(b)
a partnership or unincorporated organization is deemed to be controlled by a person if an ownership interest therein representing more than 50% of the assets of the partnership or organization is held, otherwise than by way of security only, by or for the benefit of that person.

If the registered holder, the beneficial owner and the person who Controls shares of the Company are not the same person, all of them need to be Canadians in order to hold Class B voting shares of the Company. If one of them is a non-Canadian, they are only allowed to hold Class A variable voting shares of the Company.

For purposes of this declaration, the term "Canadian" shall have the meaning ascribed to it in the Canada Transportation Act, namely:

(a)	a Canadian citizen pursuant to subsection 3(1) of the Citizenship Act or a permanent resident within the meaning of subsection 2(1) of the Immigration and Refugee Protection Act (Canada),

(b)	a government in Canada or an agent of such a government, or

(c)
a corporation or other entity that is incorporated or formed under the laws of Canada or a province, that is controlled in fact by Canadians and of which at least 75%, or such lesser percentage as the Governor in Council may by regulation specify, of the voting interests are owned and controlled by Canadians.

A "Canadian citizen" means, pursuant to subsection 3(1) of the Citizenship Act, (a) a person who was born in Canada after February 14, 1977; (b) a person who was born outside of Canada after February 14, 1977 and at the time of his or her birth one of his or her parents, other than a parent who adopted him or her, was a Canadian citizen; (c) a person who has been granted or has acquired citizenship and, in the case of a person who is 14 years of age or over on the day that he or she is granted citizenship, he or she has taken the oath of citizenship; (d) a person who was a citizen immediately before February 15, 1977; or (e) a person who was entitled, immediately before February 15, 1977, to become a citizen under paragraph 5(1)(b) of the former Canadian Citizenship Act.

DATED the	day of	.

Signature of the Declarant

NOTICE OF ELECTION UPON TAX REDEMPTION FORM

Certificate No. of Security:  ___________

If you elect not to have this Security redeemed by the Company pursuant to Section 3.8 of the Indenture, check the box: [ ]

If you elect to have only part of this Security redeemed by the Company pursuant to Section 3.8 of the Indenture, state the principal amount:

$____________________________

(must be in an integral multiple of $1,000)

Your Signature:
Date :
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:
By:

__________________

*
The signature must be guaranteed by a bank, a trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

CONVERSION NOTICE FORM

To convert this Security into Shares of the Company, check the box:

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and postal code)

Your Signature:
Date :
(Sign exactly as your name appears on the other side of this Security)
*Signature guaranteed by:
By:

__________________

*
The signature must be guaranteed by a bank, a trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

CHANGE OF CONTROL REPURCHASE NOTICE FORM

To:           ACE Aviation Holdings Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from ACE Aviation Holdings Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and setting forth the terms and conditions of the Company's offer to purchase all outstanding Securities and accepts such offer and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change of Control Repurchase Price, together with accrued and unpaid interest to, but excluding, such date, to the registered Holder hereof.

Dated:
(Signature(s))

* Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

__________________

*
The signature must be guaranteed by a bank, a trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

OPTION TO ELECT PURCHASE ON SPECIFIED DATES FORM

To:           ACE Aviation Holdings Inc.

The undersigned hereby requests and instructs ACE Aviation Holdings Inc. to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, on ________________ in accordance with the terms of the Indenture referred to in this Security at the Put Right Purchase Price for the next occurring Put Right Purchase Date to the registered Holder hereof.

Dated:
(Signature(s))

* Signature Guaranty
Principal amount to be redeemed (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

__________________

*
The signature must be guaranteed by a bank, a trust company, a member of a recognized stock exchange, a member of an acceptable Medallion Guarantee Program or any other guarantee program acceptable to the Registrar.

FORM OF CERTIFICATE OF EXCHANGE OR TRANSFER

FOR SECURITIES BEARING A RESTRICTIVE LEGEND

TO:	ACE Aviation Holdings Inc.
5100, De Masinonneuve West
Montreal, Quebec
H4A 3T2

- and -

CIBC Mellon Trust Company
as trustee
for the 4.25% Convertible Senior Notes due 2035 of
ACE Aviation Holdings Inc.

        Re:         4.25% Convertible Senior Notes due 2035

Reference is hereby made to the Indenture dated as of April 6, 2005, (the "Indenture"), among ACE Aviation Holdings Inc., a corporation duly organized under the laws of Canada (the "Company"), and CIBC Mellon Trust company, a trust company organized and existing under the laws of Canada, as Trustee (the "Trustee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________ (the "Transferor") owns and proposes to exchange or transfer (the "Transfer") _______________ principal amount of 4.25% Convertible Senior Notes due 2035 (the "Securities") of ACE Aviation Holdings Inc. (the "Company") held as a beneficial interest in the form of the Restricted Global Security (CUSIP No. ____________) with the Depository in the name of the Transferor. The Transferor has requested an exchange or transfer of such Securities for an equivalent beneficial interest in the Unrestricted Global Security (CUSIP No. ____________). In connection with the Transfer, the Transferor hereby certifies to the Company and CIBC Mellon Trust Company (the "Transfer Agent") as follows:

[CHECK THE APPROPRIATE BOX]

1.           ☐           Check if the Transfer is being made to the Company. The Transfer is being effected to the Company or a subsidiary thereof.

2.           ☐           Check if the Transfer is being made pursuant to a registration statement. The Transfer is being made pursuant to a registration statement which has become effective under the United States Securities Act of 1933, as amended (the "Securities Act"). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred or exchanged beneficial interest or definitive Security will no longer be a Restricted Security subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Security or Restricted Security, as applicable, and in the Indenture.

3.           ☐           Check if the Transfer is being made pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the Securities are being transferred or exchanged to a person that the Transferor reasonably believed and believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

4.           ☐           Check if the Transfer is being made pursuant to Rule 904 of Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act, and, accordingly, the Transferor hereby further certifies that (1) the Transferor is not an affiliate of the Company as that term is defined in Rule 405 under the Securities Act, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange or another designated offshore securities market as defined in Regulation S under the Securities Act and neither the Transferor nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities and (4) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.  Terms used in this paragraph have the meanings given to them by Regulation S. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred or exchanged beneficial interest or definitive Security will no longer be a Restricted Security subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Security or Restricted Security, as applicable, and in the Indenture.

5.           ☐           Check if the Transfer is being made pursuant to Rule 144(k). The Transfer is being effected pursuant to and in accordance with Rule 144(k) under the Securities Act and, accordingly, the Transferor hereby further certifies that (1) the Securities were acquired by the Transferor on _____________________ (at least two years prior to the date hereof), in an offering exempt from registration under the Securities Act and, upon such acquisition, the Transferor fully paid for the Securities, and (2) the Transferor is not, and has not been during the preceding three months, an affiliate of the Company as that term is defined in Rule 144(a)(i) under the Securities Act. In lieu of the certifications provided in Section 5 of this Certificate, the Transferor may deliver to the Transfer Agent such other documentation reasonably satisfactory to the Company to the effect that the requested Transfer is permitted under Rule 144(k). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred or exchanged beneficial interest or definitive Security will no longer be a Restricted Security subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Security or Restricted Security, as applicable, and in the Indenture.

6.           ☐           Check if the Transfer is being made pursuant to an exemption from registration provided by Rule 144 under the Securities Act (other than Rule  144(k)) or any other available exemption from the registration requirements of the Securities Act other than as set forth in the preceding paragraphs. The Transfer is being effected pursuant to and in accordance with an exemption from registration provided by Rule 144 under the Securities Act (other than Rule  144(k)) or any other available exemption from the registration requirements of the Securities Act other than as set forth in the preceding paragraphs. In addition to this Certificate, the Transferor must furnish to the Transfer Agent and the Company an opinion of counsel, of recognized standing reasonably satisfactory to the Company and the Transfer Agent, prior to the sale, to the effect that registration under the Securities Act is not required in connection with the Transfer. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred or exchanged beneficial interest or definitive Security will no longer be a Restricted Security subject to the restrictions on transfer enumerated in the Restrictive Legend printed on the Restricted Global Security or Restricted Security, as applicable, and in the Indenture.

This Certificate and the statements contained herein are made for the benefit of the Company and the Transfer Agent in connection with the Transfer of the Securities contemplated hereby.  The Transferor undertakes to inform the Company and the Transfer Agent promptly upon becoming aware of any development or occurrence that would render any of the foregoing representations inaccurate or incomplete prior to the completion of the Transfer.

Dated:
Name of Seller

By:
Name:
Title: